UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OVERSEAS SHIPHOLDING GROUP, INC.
666 THIRD AVENUE, NEW YORK, N.Y. 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2010

TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. (the "Corporation"), which will be held at the corporate headquarters of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Wednesday, June 2, 2010, at 2:00 P.M.

        The meeting will be held for the following purposes:

  (1)
  To elect thirteen directors, each for a term of one year;

  (2)
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2010;

  (3)
  To consider and act upon a proposal to approve an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as previously amended and restated as of June 10, 2008, and to re-approve of the section 162(m) performance goals under such plan; and

  (4)
  To transact such other business as may properly be brought before the meeting.

        Stockholders of record at the close of business on April 9, 2010 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's offices, 666 Third Avenue, Fifth Floor, New York, N.Y.

        Whether or not you expect to be present at the meeting in person, please date and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

        We urge you to exercise your privilege of attending the meeting in person. In that event, the Corporation's receipt of your proxy will not affect in any way your right to vote in person.

By order of the Board of Directors,
JAMES I. EDELSON Senior Vice President, General Counsel and Secretary

New York, N.Y.
April 30, 2010

IMPORTANT
PLEASE SIGN, DATE AND PROMPTLY RETURN THE
ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2010

        The Corporation's proxy statement is attached. Financial and other information concerning the Corporation is contained in the Corporation's Annual Report for the fiscal year ended December 31, 2009. Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC"), the Corporation has elected to provide access to proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of its proxy materials on the Internet. In accordance with the SEC rules, you may access this proxy statement and the Corporation's 2009 Annual Report at http://www.osg.com/proxy, which does not have "cookies" that identify visitors to the site.

OVERSEAS SHIPHOLDING GROUP, INC.
666 Third Avenue, New York, N.Y. 10017

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 2, 2010. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

        Only stockholders of record at the close of business on April 9, 2010 (the "record date") will be entitled to vote at the Annual Meeting. The Corporation has one class of voting securities, its Common Stock, of which 30,415,025 shares were outstanding on the record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 30, 2010.

ELECTION OF DIRECTORS

        The thirteen nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. The nominees listed below were selected by the Board upon the recommendation of the Corporate Governance and Nominating Committee. Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

        The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors, nominees and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission (the "SEC")) on the record date, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the directors, shares owned by entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.

Name and Age	Served as Director Since	Shares of Common Stock Beneficially Owned(a)		Percentage of Common Stock Beneficially Owned	Number of Restricted Stock Units Held(b)
Nominees:
Morten Arntzen, 55	2004	471,506	(c)	1.5%	—
Oudi Recanati, 60	1996	3,124,949	(d)(m)	10.3%	7,664
G. Allen Andreas III, 40	2004	9,500	(e)	—	7,664
Alan R. Batkin, 65	1999	6,000	(f)(g)	—	7,664
Thomas B. Coleman, 67	2003	9,500	(h)	—	7,664
Charles A. Fribourg, 53	2000	23,675	(i)	0.1%	7,664
Stanley Komaroff, 75	1993	2,924	(j)	—	7,664
Solomon N. Merkin, 53	1989	17,000	(f)	—	7,664
Joel I. Picket, 71	1989	4,000	(k)	—	7,664
Ariel Recanati, 46	1999	3,114,449	(l)(m)	10.2%	7,664
Thomas F. Robards, 63	2005	7,500	(n)	—	6,524
Jean-Paul Vettier, 65	2006	7,500	(n)	—	5,400
Michael J. Zimmerman, 59	2000	9,000	(o)	0.1%	7,664
All directors, nominees and executive officers as a group (23 persons)		4,158,869	(p)	13.4%	88,564

(a)
Includes the shares of Common Stock issuable within 60 days of April 9, 2010 upon the exercise of all options owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(b)
Reflects restricted stock units held by the indicated non-employee director on April 9, 2010. The units have no voting rights, may not be transferred and convert into an equal number of shares of common stock when the director ceases to be a member of the Board except for Cause. For a description of the terms of the units, see Director Compensation on page 43 of this proxy statement.

(c)
Includes 145,694 shares granted to Mr. Arntzen by the Corporation pursuant to restricted stock agreements which are subject to vesting restrictions on April 9, 2010. Also includes 325,812 shares of Common Stock issuable upon exercise of stock options.

(d)
Includes 3,053,215 shares as to which Mr. Oudi Recanati may be deemed to share the power to vote and dispose of under a stockholders agreement, dated as of April 16, 2003 among members of the Recanati family, as amended (the "Stockholders Agreement"); and 59,234 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his positions as an officer and director of the Recanati Foundation. Also includes 5,000 shares of Common Stock issuable upon the exercise of stock options.

(e)
Includes 7,500 shares of Common Stock issuable upon exercise of stock options.

(f)
Includes 5,000 shares of Common Stock issuable upon exercise of stock options.

(g)
Mr. Batkin shares with his wife voting and investment control over 1,000 shares of Common Stock.

(h)
Includes 8,500 shares of Common Stock issuable upon exercise of stock options.

(i)
Includes 11,500 shares of Common Stock issuable upon exercise of stock options and 1,600 shares owned by Mr. Fribourg's wife. Mr. Fribourg disclaims beneficial ownership of the shares owned by his wife.

(j)
Includes 2,000 shares of Common Stock issuable upon exercise of stock options.

(k)
Includes 3,000 shares of Common Stock issuable upon exercise of stock options.

(l)
Includes 3,053,215 shares of Common Stock as to which Mr. Ariel Recanati may be deemed to share the power to vote pursuant to the Stockholders Agreement (he may be deemed to share the power to dispose of only 2,533,340 of these shares); and 59,234 shares as to which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation. Also includes 2,000 shares of Common Stock issuable upon exercise of stock options.

(m)
Mr. Oudi Recanati is the first cousin of Mr. Ariel Recanati.

(n)
Consists of 7,500 shares of Common Stock issuable upon exercise of stock options.

(o)
Includes 4,000 shares of Common Stock issuable upon exercise of stock options.

(p)
Includes 718,461 shares of Common Stock issuable upon exercise of stock options. See Notes (c) through (f), (h) through (l), (n) and (o) above.

Nominees

        Morten Arntzen    Mr. Arntzen is President and Chief Executive Officer of the Corporation. Prior to joining the Corporation in such capacity in 2004, Mr. Arntzen was Chief Executive Officer of American Marine Advisors, Inc. ("AMA"), a United States-based merchant banking firm specializing in maritime industry merger and acquisition advisory work and corporate restructuring for a global client base. Prior to his work at AMA, Mr. Arntzen ran the Global Transportation Group for Chase Manhattan Bank ("Chase"). Chase pioneered the introduction of shipping companies to the high yield market and under Mr. Arntzen's leadership, was the largest arranger of shipping loans in the world. Mr. Arntzen held the same position at Chemical Bank before it merged with Chase. He also created and ran the Global Shipping Group for Manufacturers Hanover Trust Company.

        Mr. Arntzen is a board member of Royal Caribbean Cruises Ltd. and serves on its Audit Committee and Environment, Safety and Security Committee. For more than five years prior to 2009, Mr. Arntzen was a director of Chiquita Brands International. He is also a board member of the Seaman's Church Institute in New York and New Jersey, is active with the American Bureau of Shipping and is a trustee of New Canaan Country School. Mr. Arntzen is past Chairman of the Board of OSG America, L.P.

        Mr. Arntzen holds a bachelor of arts degree from Ohio Wesleyan University and a master of international affairs degree from Columbia University.

        Oudi Recanati    Mr. Recanati is a Director of several privately owned companies engaged in finance and investment. Mr. Recanati was Co-Chairman from 1999 until 2002 and Co-Chief Executive Officer from 1996 until 2002 of IDB Holding Corporation Ltd., a diversified investment and financial holding corporation. For more than five years prior to 1998, he was Chairman of Y.L.R. Capital Markets Ltd., an investment banking company.

        Mr. Recanati served as a Director of Union Bancaire Privée in Switzerland from 2003 until 2007. Previously, he was Chairman of the Board of Directors of Discount Bank and Trust Company in Switzerland. Active in both public and philanthropic activities, Mr. Recanati is the Chairman of the Board of various schools, research institutions and community service organizations.

        Mr. Recanati has extensive experience guiding complex organizations and has strong operational and management expertise. He holds a bachelor of arts degree from Hebrew University and a master of business administration degree from Tel Aviv University. He is Chairman of the Corporate Governance and Nominating Committee and is a member of the Compensation Committee.

        G. Allen Andreas III    Mr. Andreas is President of Galaco Capital, a private investment firm. During 2009, Mr. Andreas was a principal in Goodhill Partners L.P. and from 2004 until 2009, Mr. Andreas was a principal at Delaware Street Capital, both investment management companies. At these companies, Mr. Andreas was responsible for business management and development across public and private equity and credit markets. For more than five years prior to 2004, Mr. Andreas was employed as an investment professional at Allen & Company, a merchant banking company specializing in advisory work, private investing and asset management. Previously, Mr. Andreas practiced law at Winston & Strawn, focusing on mergers and acquisitions, securities transactions and private equity.

        Mr. Andreas brings investment and accounting expertise to the Board. He holds a bachelor of arts degree from Vanderbilt University and a Juris Doctor from Northwestern University School of Law. Mr. Andreas is a member of the Audit Committee.

        Alan R. Batkin    Mr. Batkin is Vice Chairman of Eton Park Capital Management, L.P., a multi-strategy investment firm. From 1990 through 2006, he was Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multinational companies. From 1972 until 1990, Mr. Batkin was an investment banker at Lehman Brothers, Inc., serving 14 years as a Managing Director.

        In addition to the Corporation, Mr. Batkin is a director of three New York Stock Exchange-listed companies: Cantel Medical Corp., Hasbro, Inc. and Omnicom Group, Inc. During the past five years, Mr. Batkin has been a director of Diamond Offshore Drilling, Inc. and the boards of the various mutual funds within the Merrill Lynch IQ Investment Advisors fund complex. He is also Chairman Emeritus of the International Rescue Committee and a Trustee and member of the Executive Committee of The Brookings Institution.

        Mr. Batkin is a member of The Trilateral Commission; the Council on Foreign Relations; and the Inter-American Dialogue. He is a member of the Boards of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital chains in New York City, and its constituent hospitals. He is Chairman of Continuum Hospice Care, one of the largest hospices in New York.

        Mr. Batkin holds a bachelor of science degree from the University of Rochester and a master of business administration degree from New York University. He is a member of the Corporate Governance and Nominating Committee.

        Thomas B. Coleman    Mr. Coleman has been employed by International Tank Terminals, L.L.C. since 1965 and has served as its President since 1972. He has also served as Chief Executive Officer of its affiliates International-Matex Tank Terminals and IMTT—Bayonne since their formation in 1975 and 1983, respectively. These companies own and operates deepwater bulk liquid terminals and provide worldwide liquid logistic services.

        Mr. Coleman has served on the Boards of Directors of Hibernia National Bank, Freeport-McMoRan, Jefferson Guaranty Bank, and Superior Offshore International, Inc. He is a past Chairman of the Independent Liquid Terminals Association, the New Orleans Chamber of Commerce, The Louisiana Nature Conservancy, and Junior Achievement. He is active in the Chief Executives Organization, World Presidents' Organization, Business School Council of Tulane University, the Whitney Museum of American Art National Committee and other community organizations.

        Mr. Coleman brings broad operational and management experience to the Board. Mr. Coleman holds degrees in business and industrial engineering from Stanford University. He is a member of the Compensation Committee.

        Charles A. Fribourg    Mr. Fribourg joined Continental Grain Company in August 1980. Continental Grain is a diversified international agribusiness company headquartered in New York City. For more than the past five years, Mr. Fribourg has served as Directeur Général of Finagrain Compagnie

Commerciale Agricole et Financière S.A. in Geneva, Switzerland (also known as Arlon Group (Europe) S.A.), an agribusiness investment holding company and subsidiary of Continental Grain.

        Mr. Fribourg has held numerous positions at Continental Grain during the last 30 years, including Senior Vice President and General Manager of the Latin American Division; General Manager EEC, Europe; Product Manager, International Meals/Derivatives, Geneva; Merchandising Manager, International Proteins/Derivatives; Commercial Manager/France; and Merchandising Manager. He has been a member of the Board of Directors of Continental Grain since 2001.

        Mr. Fribourg has deep operational, investment and management experience. He holds a bachelor of science degree in political science from Connecticut College and a master of international management degree from the American Graduate School of International Management. He is Chairman of the Compensation Committee.

        Stanley Komaroff    Mr. Komaroff is a Senior Advisor to Henry Schein, Inc., and a member of its Executive Management Committee. This Fortune 500 company is the largest distributor of healthcare products and services to office based practitioners in the combined North American and European markets. Mr. Komaroff joined Henry Schein, Inc. in December 2003 following his retirement as a Senior Partner of Proskauer Rose LLP, one of the nation's largest law firms. Mr. Komaroff spent his entire legal career at Proskauer Rose and served as its Chairman from 1991 until 1999. Mr. Komaroff's practice was concentrated in the areas of mergers and acquisitions and international transactions.

        While at Proskauer Rose, Mr. Komaroff counseled the Corporation, as well as a number of other public and private companies in the United States and abroad and developed an in depth knowledge of all aspects of the Corporation. He advised senior management of corporate clients and their boards of directors in a wide range of business, strategic and legal matters.

        Mr. Komaroff has been active in civic and philanthropic matters, concentrating on the healthcare field. He is a member of the Boards of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital chains in New York City, and its constituent hospitals. Previously, he served as a member of the New York State Hospital Review and Planning Committee and the New York City Economic Development Corporation. Mr. Komaroff is also a Director of The Edmond de Rothschild Foundation.

        Mr. Komaroff is a graduate of Cornell University and Cornell Law School where he was Editor-in-Chief of the Cornell Law Review. He is a member of the Corporate Governance and Nominating Committee.

        Solomon N. Merkin    Mr. Merkin is President of Leib Merkin, Inc., a private investment company focused on investing in private and public companies. He has served in such position since 2003 and has held numerous positions with Leib Merkin, Inc. for more than the past 25 years. Previously, Mr. Merkin was a credit analyst at IDB Holding Corporation Ltd., a diversified investment and financial holding corporation.

        Mr. Merkin has extensive investment experience and in depth knowledge of the Corporation having served as a director of the Corporation for more than 20 years. Mr. Merkin holds a bachelor of arts degree from Columbia University and a master of business administration degree from Pace University. He is a member of the Corporate Governance and Nominating Committee.

        Joel I. Picket    Mr. Picket is Chairman of the Board and Chief Executive Officer of Gotham Organization, Inc. Mr. Picket took charge of Gotham in 1965 and has led the evolution of the now 79-year old company from what was strictly a general contracting business to a multidimensional, full-service real estate firm active in general contracting, construction management and development management, both of its own and third-party properties. Mr. Picket is responsible for the diversity of Gotham's portfolio, which includes construction and development of residential, commercial, medical, educational and hotel properties in the New York metropolitan area. Gotham is one of the largest privately held construction contractors in the United States and has constructed more than 30,000 residential units and has an overall construction portfolio in excess of 20 million buildable square feet.

        Mr. Picket is a member of the Board of Trustees and Executive Committee of, and is Chairman of the Real Estate Committee of, Continuum Health Partners, Inc., one of the largest nonprofit hospitals chains in New York City, and he serves as a trustee of its constituent hospitals. Mr. Picket is a Member of the Board of Overseers of Albert Einstein College of Medicine; an Advisory Board Member at Herbert F. Johnson Museum of Cornell University; a Board Member of the Richard Tucker Music Foundation; an Advisory Board Member at The Steven L. Newman Real Estate Institute; a Trustee, from 1998 until the present, and a Fellow Trustee, from 2009 to present, of Fordham University; a Member of the Board of Governors and Executive Committee of the Real Estate Board of New York; a Board Member of The Foundation for the National Archives; and a Board Member of the New York Philharmonic.

        Mr. Picket brings more than 40 years of operational and management experience to the Board as well as in depth knowledge of the Corporation resulting from serving more than 20 years as a director. Mr. Picket holds a bachelor of arts degree from Cornell University. He is a member of the Audit Committee.

        Ariel Recanati    Mr. Ariel Recanati is the President and Director of Maritime Overseas Corporation ('MOC'), a private family management company, and has held such position for more than the past five years. Mr. Recanati also is Chairman of Waterlogic International Limited, a privately held company engaged in the design, manufacture, distribution, rental, leasing and servicing of point of use water filtration and purification systems. He was the Senior Vice President and Chief Strategic and Planning Officer of the Corporation from 1998 until 2003. Prior to that, he held numerous positions with subsidiaries of the Corporation, including Vice President of Chartering and Managing Director of the Corporation's management subsidiary in the United Kingdom.

        Mr. Recanati is active in several educational and philanthropic organizations, serving as a member of the Board of Trustees of The Dalton School in New York City and as Chairman of the Executive Committee of the Leon Recanati Institute for Maritime Studies at the University of Haifa.

        Mr. Recanati brings extensive knowledge of the Corporation and the shipping industry to the Board. Mr. Recanati is a graduate of the London School of Economics. He is a member of the Audit Committee.

        Thomas F. Robards    Mr. Robards is principal of Robards & Company LLC, an investment advisory and consulting services company, and has held such position for more than the past five years. Mr. Robards was Senior Vice President, Chief Financial Officer and member of the President's Council of the American Museum of Natural History from 2003 until 2004. He was Chief Financial Officer and a member of the Management Executive Committee of Datek Online Holding Corporation from 2000 until 2003, when it was acquired by Ameritrade. He was employed at Republic New York Corporation from 1976 to 2000 where, among other duties, he served as Chief Financial Officer, Executive Vice President and a member of the Management Executive Committee.

        Mr. Robards has been a Director of HSBC Investor Funds, a mutual fund company, since 2004 and is Chairman of its Audit Committee. He is also a director of Ellington Financial LLC, an investment company, and Chairman of its Audit Committee. He was a Director of Financial Federal Corporation, a New York Stock Exchange-listed specialty finance company from 1999 until 2006 and served as Chairman its Audit Committee. He also served on the Boards of Directors of ContiFinancial Corporation, a mortgage organization and servicing company, from 1999 until 2000 and Republic New York Corporation, a New York stock exchange listed bank holding company, from 1997 until 1999.

        Mr. Robards' past and present community affiliations include his work as Treasurer and Director of the National Down Syndrome Society; Chairman of the Finance Committee and Director of the Big Apple Circus; and Co-founder of the Cooke Center for Learning and Development. He has been a member of the Columbia Teachers College President's Business Advisory Board.

        Mr. Robards has extensive financing and accounting experience. Mr. Robards holds a bachelor of arts degree from Brown University and a master of business administration degree from Harvard Business School. He is Chairman of the Audit Committee.

        Jean-Paul Vettier    Mr. Vettier is the Chief Executive Officer of Petroplus Holdings AG, an independent refiner and wholesaler of petroleum products, and has held such position since September 2009. He was senior advisor to First Reserve Corporation, a private equity firm, and Roland Berger Strategy Consultants, a consulting firm, from 2006 until 2009. Prior to consulting, Mr. Vettier held executive positions for 15 years at Total, the international energy corporation, including Chairman and Chief Executive Officer of Total Refining & Marketing, Chairman and Chief Executive Officer of TotalFinaElf Refining & Marketing and Executive Vice President of Refining and Marketing. He also served as President of Europia, the European Petroleum Industry Association focused on environment, product and policies issues affecting the energy industry in the European Union. Prior to joining Total, he held positions at Orkem and Rhone-Poulenc. From 2006 until 2009, Mr. Vettier was a director of Dresser-Rand Group, Inc. and SNC Lavalin Group, Inc.

        Mr. Vettier brings to the Board broad operational and management expertise and extensive knowledge of the energy industry. Mr. Vettier holds a degree in Law and Economics from the University of Paris. He is a Knight of the French National Order of Merit and of the French Legion of Honor. He is a member of the Compensation Committee.

        Michael J. Zimmerman    Mr. Zimmerman is Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified international agribusiness company headquartered in New York City, and a member of the Investment Committee of Arlon Group LLC, its investment affiliate. Mr. Zimmerman is responsible for the financial and strategic initiatives within Continental Grain's established operations, as well as investment activities in new and related areas.

        Prior to joining Continental Grain in 1996, Mr. Zimmerman was a Managing Director at Salomon Brothers, where he held numerous senior-level positions in the company's investment banking and firm investment areas. His responsibilities included leading the firm's mergers and acquisitions business, acting as Chairman of Salomon's Capital Commitments and Screening Committees, and supervising important investment banking transactions and client relationships.

        Mr. Zimmerman is a Director of KBW, Inc. and, during the past five years, has also served as a director of Financial Federal Corporation and Premium Standard Farms, Inc., and an advisory director of Smithfield Foods, Inc. He is active in several educational, religious and philanthropic organizations, including serving as a member of the Board of Trustees of Continuum Health Partners, Inc., one of the largest nonprofit hospital chains in New York City.

        Mr. Zimmerman brings extensive experience in acquisitions, capital markets, investments and financing to the Board as well as broad operational and management expertise. He holds a bachelor of arts degree from Trinity College and is an honors graduate of Harvard Business School, where he received a master of business administration degree. Mr. Zimmerman is the nonexecutive Chairman of the Board of the Corporation and is a member of the Corporate Governance and Nominating Committee.

        If, for any reason, any nominee should not be available for election or able to serve as a director, the accompanying proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.

 BENEFICIAL OWNERSHIP OF COMMON STOCK BY NAMED EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of shares of the Corporation's Common Stock as of April 9, 2010 by each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement other than Morten Arntzen, whose information is disclosed above along with the other directors.

Name	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Myles R. Itkin	92,134	(1)	0.3%
Robert E. Johnston	78,948	(2)	0.3%
Mats Berglund	82,825	(3)	0.3%
Ian T. Blackley	30,365	(4)	0.1%

(1)
Includes 68,330 shares of Common Stock issuable upon the exercise of stock options.

(2)
Includes 53,879 shares of Common Stock issuable upon the exercise of stock options.

(3)
Includes 61,445 shares of Common Stock issuable upon the exercise of stock options.

(4)
Includes 21,366 shares of Common Stock issuable upon the exercise of stock options.

 INFORMATION AS TO STOCK OWNERSHIP

        Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation and the SEC, or who, prior to the Corporation's sale of 3,500,000 shares of the Corporation's Common Stock on March 4, 2010, notified the Corporation and the SEC that they owned more than 5% of the Corporation's Common Stock.

Name and Address	Number of Shares Beneficially Owned*	Percent of Class*
Wellington Management Company, LLP(1)(13) 75 State Street Boston, MA 02109	3,542,063	11.6%
Mrs. Diane Recanati(2)(3) 590 Fifth Avenue New York, New York 10036	3,112,449	10.2%**
Mr. Leon Recanati(2)(4) Medinat Hayehudim Street 85 Herzelia Pituah, Israel	3,112,449	10.2%**
Mr. Michael Recanati(2)(5) 590 Fifth Avenue New York, New York 10036	3,128,817	10.3%**
Mrs. Yudith Yovel Recanati(2)(6) 64 Kaplan Street Herzliya, Israel	3,112,449	10.2%**
FMR LLC(7)(13) 82 Devonshire Street Boston, Massachusetts 02109	2,751,720	9.0%
Advisory Research, Inc.(8)(13) 180 North Stetson St., Suite 5500 Chicago, Illinois 60601	2,659,267	8.7%
BlackRock, Inc.(9)(13) 40 East 52nd Street New York, New York 10022	2,235,421	7.3%
Dimensional Fund Advisors LP(10)(13) Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	1,661,501	5.5%
Frontline Ltd.(11)(13) Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08, Bermuda	1,408,868	4.6%
Franklin Resources, Inc.(12)(13) One Franklin Parkway San Mateo, California 94403	1,352,100	4.4%

*
Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of April 9, 2010.

**
Messrs. Oudi Recanati, Ariel Recanati and Leon Recanati, Mrs. Diane Recanati and Mrs. Yudith Yovel Recanati all share the power to vote 3,053,215 shares subject to a stockholders agreement dated as of April 16, 2003 among members of, or trusts for the benefit of members of, the Recanati family, as amended (the "Stockholders Agreement"). All of these persons also share the power to vote and dispose of the 59,234 shares owned by the Recanati Foundation. All of the shares that are subject to the Stockholders Agreement or owned by the Recanati Foundation are listed as beneficially owned by each of the foregoing persons in this table and are included in calculating such person's ownership percentage. The share and percentage ownership information for these persons is as of April 9, 2010.

(1)
As of December 31, 2009, Wellington Management Company, LLP ("Wellington Management") had shared dispositive power over 3,542,063 of these shares and shared voting power over 2,828,483 of these shares. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 3,542,063 shares of the Corporation which are held of record by clients of Wellington Management.

(2)
Mrs. Diane Recanati is the mother of Messrs. Oudi Recanati, a director of the Corporation, and Michael Recanati, the aunt of Mr. Ariel Recanati, a director of the Corporation, and the aunt of Mr. Leon Recanati and Mrs. Yudith Yovel Recanati, who are brother and sister.

(3)
Includes 3,053,215 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of these shares with Messrs. Oudi Recanati and Michael Recanati). Also includes 59,234 shares held by the Recanati Foundation, which Mrs. Recanati may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(4)
Includes 3,053,215 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote (he shares the power to dispose of only 2,533,340 of these shares); and 59,234 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(5)
Includes 3,053,215 shares subject to the Stockholders Agreement, as to which he may be deemed to share the power to vote and dispose; and 59,234 shares which he may be deemed to share the power to vote and dispose of by virtue of his position as a director of the Recanati Foundation.

(6)
Includes 3,053,215 shares subject to the Stockholders Agreement, as to which she may be deemed to share the power to vote (she shares the power to dispose of only 2,533,340 of these shares); and 59,234 shares which she may be deemed to share the power to vote and dispose of by virtue of her position as a director of the Recanati Foundation.

(7)
As of December 31, 2009, FMR LLC had the sole dispositive power over 2,751,720 of these shares and sole voting power over 237,590 of these shares. FIL Limited ("FIL"), the beneficial owner of 78,840 of these shares, is a separate and independent corporate entity from FMR LLC. FIL and FMR LLC believe that they are not acting as a "group" for purposes of section 13(d) under the Securities Exchange of 1934 but have voluntarily reported ownership of these shares on a joint basis.

(8)
As of December 31, 2009, Advisory Research, Inc. had the sole dispositive power and sole voting power over all of these shares.

(9)
As of December 31, 2009, BlackRock, Inc. had the sole dispositive power over all of these shares and sole voting power over all of these shares. On December 1, 2009 BlackRock completed its acquisition of Barclays Global Investors ("BGI Entities") from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings.

(10)
As of December 31, 2009, Dimensional Fund Advisors LP had the sole dispositive power over 1,661,501 of these shares and sole voting power over 1,619,128 of these shares. Dimensional Fund

  Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(11)
As of December 31, 2009, Frontline Ltd., Bandama Investment Ltd., Hemen Holding Ltd., Greenwich Holdings Ltd., John Fredriksen, and C.K. Limited had shared dispositive power and shared voting power over all of these shares.

(12)
As of December 31, 2009, Franklin Advisory Services, LLC ("FAM") had the sole dispositive power over 1,352,100 of these shares and sole voting power over 1,331,100 of these shares. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an "Investment Management Subsidiary" and, collectively, the "Investment Management Subsidiaries") of Franklin Resources, Inc. ("FRI"). Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients. Therefore, the Investment Management Subsidiaries may be deemed to be the beneficial owners of the securities. The voting and investment powers held by FAM, an indirect wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries. FRI and Charles B. Johnson and Rupert H. Johnson (such individuals, collectively, the "Principal Shareholders") may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders, and each of the Investment Management Subsidiaries believe that they are not a "group" and believe that they are not acting as a "group" for purposes of section 13(d) under the Securities Exchange of 1934 but have voluntarily reported ownership of these shares on a joint basis.

(13)
The information with respect to this beneficial ownership is according to such beneficial owner's filings with the SEC.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Corporation's directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Corporation's website, which is www.osg.com, and are available in print upon the request of any stockholder of the Corporation. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

        Board Leadership Structure.    The Corporate Governance Guidelines provide that the Board of Directors selects the Chief Executive Officer of the Corporation (the "CEO") and may select a Chairman of the Board (the "Chairman") in the manner it considers in the best interests of the Corporation. The Guidelines provide that if the Board determines that there should be a Chairman, he or she may be a non-management director or the CEO.

        The Corporation currently separates the role of CEO and Chairman of the Board; however, in the past the Corporation has combined these roles. The Board separated the roles upon the election of Mr. Morten Arntzen as CEO in January 2004 to allow him to concentrate on strategic planning and operating and expanding the Corporation's business as the Corporation transitioned to new leadership. At the same time, the Board elected Mr. Michael J. Zimmerman as nonexecutive Chairman. The CEO and the Chairman are in frequent contact with one another and with senior management of the Corporation. They provide advice and recommendations to the full Board for the full Board's consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stockholders are appropriately addressed. The Board believes that the existing leadership structure, with the current individuals in their positions, is in the best interests of stockholders.

        The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Corporation and its stockholders. The Board, primarily through its Corporate Governance and Nominating Committee, periodically reviews the Corporation's leadership structure to determine if it remains appropriate in light of the Corporation's specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant.

        Policies and Procedures for Approval of Related Party Transactions.    Related party transactions may present potential or actual conflicts of interest and create the appearance that Corporation decisions are based on considerations other than the best interests of the Corporation and its stockholders. The Corporation's Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Corporation's legal department. In addition to this reporting requirement, to identify related party transactions, each year the Corporation submits and requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Corporation in which the director or officer has an interest. Management and the legal department carefully review the terms of all related party transactions. Management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party if a director is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm's length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.

        Independence.    Under the Corporate Governance Guidelines, which incorporate the standards established by the New York Stock Exchange ("NYSE"), the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, twelve of the thirteen nominees, namely Messrs. Oudi Recanati, Andreas, Batkin, Coleman, Fribourg, Komaroff, Merkin, Picket, Ariel Recanati, Robards, Vettier and Zimmerman, have been determined to be independent under the Corporate Governance Guidelines because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence. The Board annually reviews relationships that directors may have with the Corporation to make a determination of whether there are any material relationships that would preclude a director from being independent.

        The Corporation and Maritime Overseas Corporation ("MOC"), a private family management company whose President is Mr. Ariel Recanati, a director of the Corporation, are parties to a sublease pursuant to which the Corporation subleases to MOC approximately 2,850 square feet of office space at its New York offices. The sublet space is separate from the Corporation's offices and has a separate entrance. The sublease began at the end of January 2007 and is for a term of five years plus one month. The annual rent is approximately $185,000, plus additional rent for increases in real estate taxes, operating expenses and electricity. At the time the sublease was entered into, an independent real estate brokerage firm determined that the rent under the sublease was the fair market rental value of the rental space. The Board believes that the terms of the sublease were fair and reasonable to the Corporation at the time the sublease was entered into and that the terms were comparable to terms that could be obtained in an arm's length transaction with an unrelated third party.

        In determining that this relationship was not material with respect to Mr. Ariel Recanati, the Board considered that the annual payments to be made by MOC to the Corporation under the sublease would never approach an amount that would bar independence under the NYSE listing standards. The Board concluded that based on all of the relevant facts and circumstances the sublease did not constitute a material relationship with the Corporation that represents a potential conflict of interest or otherwise interferes with the exercise of independent judgment from management of the Corporation by either Ariel Recanati or his first cousin Oudi Recanati (who has no economic interest in MOC).

        Executive Sessions of the Board.    To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the end of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board of Directors chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.

        Board Oversight of Risk Management.    The Board has an active role overseeing management of the risks inherent in the operation of the Corporation's business and implementation of the Corporation's strategic plan. The Board performs this oversight role by using several different levels of review. The Board and certain committees receive regular reports from key members of management responsible for specified areas of material risk to the Corporation. In addition, the Board reviews the risk associated with the Corporation's strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Corporation.

        At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee meets in private sessions individually with certain members of management and with representatives of the independent registered public accounting firm at the conclusion of every regularly scheduled meeting, where aspects of risk management are discussed.

        The Corporate Governance and Nominating Committee manages risk associated with the independence of the Board, corporate governance and potential conflicts of interest. The Compensation Committee annually reviews executive compensation policies and practices and employee benefits, and the risks associated with each.

        In January 2010, the Corporation created the position of Chief Risk Officer, reporting directly to the CEO, to lead the Corporation's risk management efforts. In addition, in January 2010, the Corporation established a management committee composed of members of senior management, and other key management personnel to review and monitor all material projects of the Corporation. Review of proposed projects are completed prior to such project being submitted for consideration by the Board. The review includes an assessment of project risks, risk mitigation strategies and critical execution actions. The Chief Risk Officer regularly reports to the full Board and the Audit Committee on the results of the activities of the management committee as well as the status of the Corporation's risk management practices and processes.

        Both the Audit Committee and the Compensation Committee also rely on the advice and counsel of the Corporation's independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their regular review of the Corporation's financial statements, audit work and executive compensation policies and practices, as applicable.

        Meetings of the Board.    The Board held seven meetings during 2009. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which the director was a member.

        Annual Meetings of Stockholders.    Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders. In 2009, all of the Directors attended the Annual Meeting of Stockholders.

        Communications with Board Members.    Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Corporation's Corporate Secretary, 666 Third Avenue, Fifth Floor, New York, New York 10017. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.

        Code of Ethics.    The Corporation has adopted a code of ethics which is an integral part of the Corporation's business conduct compliance program and embodies the commitment of the Corporation and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Ethics applies to all of the Corporation's officers, directors and employees. Each is responsible for understanding and complying with the Code of Ethics. The Code of Ethics is posted on the Corporation's website and is available in print upon the request of any stockholder of the Corporation.

        Other Directorships and Significant Activities.    The Corporation values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director's time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Corporation or a company in which the Corporation has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly-traded companies.

        The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board of Directors of the Corporation, to receive the approval of the Corporate Governance and Nominating Committee before accepting outside board membership. The Guidelines prohibit the CEO from serving on the board of directors of more than one publicly-traded company (other than the Corporation or a company in which the Corporation has a significant equity interest).

        If a director's principal occupation or business association changes substantially during the director's tenure as a member of the Board of Directors, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Corporate Governance and Nominating Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

        The Corporation has three standing committees of its Board: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. Each of these committees has a charter that is posted on the Corporation's website and is available in print upon the request of any stockholder of the Corporation.

        Audit Committee.    The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors. During 2009, the Audit Committee consisted of Messrs. Robards (Chairman), Picket, Andreas and Ariel Recanati. The Board determined that Mr. Robards is an audit committee financial expert, as defined by rules of the SEC. The Audit Committee met eleven times during 2009.

        The Audit Committee oversees the Corporation's accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Corporation's independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied. As part of its duties, the Audit Committee retains the Corporation's independent registered public accounting firm, subject to stockholder ratification.

        In March 2009, after completion of the audit of the Corporation's 2008 financial statements, the Audit Committee decided as part of its ongoing objective of obtaining high quality audit services on a cost effective basis to request proposals from several highly qualified firms of public accountants, including the Corporation's then current independent registered public accounting firm, Ernst & Young LLP, to determine who the Audit Committee should engage to serve as the independent registered public accounting firm for the Corporation and its subsidiaries for the year 2009. On June 15, 2009, the Audit Committee dismissed Ernst & Young LLP as the Corporation's independent registered public accounting firm and on June 17, 2009 the Audit Committee engaged PricewaterhouseCoopers LLP to serve in such position for the year 2009. For additional information concerning this change, see the section titled Independent Registered Public Accounting Firm on pages 45 - 47 of this proxy statement. The Audit Committee maintains direct responsibility for the compensation and oversight of the Corporation's independent registered public accounting firm and evaluates the independent registered public accounting firm's qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the Corporation's independent registered public accounting firm.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2009, the Corporate Governance and Nominating Committee consisted of Messrs. Oudi Recanati (Chairman), Komaroff, Merkin, Zimmerman and Batkin. The Committee is required to meet as many times as necessary each year. In 2009, the Corporate Governance and Nominating Committee met five times. The Corporate Governance and Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Corporation. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance, reviews Board compensation and recommends changes in director compensation to the Board. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors set forth in the Corporate Governance Guidelines. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.

        The Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

  •
  judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Corporation's business;

  •
  status as "independent" or an "audit committee financial expert" or "financially literate" as defined by the NYSE or the SEC;

  •
  high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Corporation operates, and, if the candidate is an existing member of the Board, any change in the member's principal occupation or business associations;

  •
  absence of conflicts of interest with the Corporation;

  •
  status as a U.S. citizen; and

  •
  ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

        As part of its annual assessment of Board size, structure and composition, the Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. While the Committee believes that over the long term the diversity of Board members on the basis of their gender, ethnic heritage, international background and life experiences should be increased, the Committee also believes that the size of the Board is approaching the maximum number that can serve effectively. The Committee believes that the current directors have the requisite character, integrity, expertise, skills, and knowledge to oversee the Corporation's business in the best interests of the

Corporation's stockholders and does not believe that the long term goal of greater Board diversity is sufficient to merit replacing existing directors.

        A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Corporation. Recommendations must be received by December 31, 2010 in order for a candidate to be considered for election at the 2011 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. All the director nominees named in this proxy statement were evaluated under the criteria set forth above and recommended by the Corporate Governance and Nominating Committee to the full Board of Directors for election by stockholders at the Annual Meeting. The entire Board of Directors recommends that stockholders elect all nominees.

        All nominees for election at the Annual Meeting were previously elected to the Board by stockholders.

        Compensation Committee.    The Compensation Committee is required to have no fewer than two members, all of whom must be and are independent directors. During 2009 the Compensation Committee consisted of Messrs. Fribourg (Chairman), Oudi Recanati, Coleman and Vettier. The Committee met three times during 2009. The Compensation Committee makes recommendations to the Board as to the Corporation's general compensation philosophy, determines which of the corporate goals and objectives established by the Board are relevant to the compensation of the Corporation's Chief Executive Officer ("CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the CEO's compensation level based on this evaluation; establishes annual compensation, including benefits and perquisites of all executive officers of the Corporation, and reports such determinations and actions to the Board; reviews and approves employment agreements, severance agreements, change of control agreements and other similar agreements relating to executive officers; and establishes, modifies and makes grants under incentive-compensation plans and equity-based plans, and monitors such plans and their administration. The Compensation Committee also reviews the Compensation Discussion and Analysis, discusses it with management and makes a recommendation to the Board as to whether it should be included in the proxy statement.

 COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis provides information regarding the compensation program for the Corporation's Chief Executive Officer ("CEO"), its Chief Financial Officer and its three other most highly compensated executive officers serving at the end of 2009, all of whom are listed in the Summary Compensation Table on page 32 of this proxy statement (collectively the "Named Executive Officers" or "NEOs"). The Compensation Discussion and Analysis describes the objectives of the Corporation's compensation program, the elements of the compensation program and how each element fits into the Corporation's overall compensation objectives. The Compensation Committee is responsible for overseeing the compensation paid to all executive officers of the Corporation, including the Named Executive Officers.

Compensation Philosophy and Objectives

        The Corporation's compensation philosophy is to structure compensation to drive and support the Corporation's long-term goal of total stockholder return and sustainable growth. Sustainable growth means investing in long-term opportunities while meeting short-term commitments. The compensation program is designed to promote the following objectives:

  •
  to attract and motivate talented executives, and to encourage their long-term tenure with the Corporation;

  •
  to compensate executives directly based upon the value of their individual contributions in achieving corporate goals and objectives; and

  •
  to align incentive compensation with performance measures that motivate executives to maximize shareholder value.

Role of the Compensation Committee

General

        The Compensation Committee makes all compensation decisions with respect to the Named Executive Officers. The CEO assists the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than himself. The other Named Executive Officers do not play a role in their own compensation determination other than discussing individual performance objectives with the CEO. All decisions relating to the CEO's compensation are made by the Compensation Committee without management present. The Compensation Committee then reports these decisions to the Board of Directors.

        The Compensation Committee takes many factors into account when making compensation decisions with respect to the Named Executive Officers, including the individual's performance, tenure and experience, internal equity among the Named Executive Officers, potential retention concerns and the individual's historical compensation. In addition, the Compensation Committee considers the performance of the Corporation and the executive's contribution to that performance. Finally, the Compensation Committee compares Named Executive Officer compensation against external market data.

Use of Outside Advisors

        The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. For 2009, the Compensation Committee engaged Frederic W. Cook & Co. ("FWC") as its independent advisor with respect to executive compensation and incentive plan design. The Compensation Committee selected FWC based on the Committee's satisfaction with FWC's performance as the Committee's independent compensation advisors since 2004, as well as FWC's experience, reputation, familiarity with the business environment and knowledge of the shipping industry, current practices and emerging trends. During 2009, FWC's services to the Compensation Committee included evaluation and recommendation to the Compensation Committee of changes to the group of companies whose compensation policies and practices the Compensation Committee compares to the Corporation's compensation policies and practices; compilation of data on senior management compensation in the shipping industry (which included data provided by the Hay Group at the request of management); providing a detailed comparative analysis of compensation for each Named Executive Officer and advice on equity compensation design including restructuring of the equity award program to include performance stock units ("performance units") and the terms thereof. FWC's services also included advice on the terms of the Recoupment Policy and the Stock Ownership Guidelines that were adopted and implemented at the end of 2009 and beginning of 2010 and assistance in preparing certain of the compensation disclosures in the Corporation's Proxy Statement for the 2009 Annual Meeting of Stockholders. Except for providing services to the Compensation Committee and to the Corporate Governance and Nominating Committee, FWC has never provided any services to the Corporation. The amount of fees paid to FWC for all services rendered to such Committees for 2009 totaled approximately $130,000.

Elements of the Corporation's Compensation Program

        The principal elements of the Corporation's compensation program are base pay, annual cash incentive awards and equity-based compensation. The Corporation also provides severance and termination payments, retirement benefits and limited welfare benefits (medical, disability and life insurance). In general, the Corporation targets total compensation at the top quartile of competitive positions of a select group of companies that the Compensation Committee believes to be an appropriate reference group (the "Compensation Comparison Group"). The Corporation's compensation program targets total compensation at the top quartile because the Corporation's compensation philosophy is to reward performance and place a large portion of total compensation at risk, dependent on the achievement of earnings goals by the Corporation and business units and specified safety, quality and environmental compliance objectives. The Corporation's Compensation Comparison Group consists of marine transportation or service corporations based in the United States whose executive compensation information is publicly available. At the beginning of 2009, FWC, at the request of the Compensation Committee, conducted a thorough review of the Compensation Comparison Group. As a result of such review, the Compensation Comparison Group for 2009 consisted of the following companies:

Name	Name
Alexander & Baldwin, Inc.	Hornbeck Offshore Services, Inc.
Bristow Group Inc.	Kirby Corporation
General Maritime Corporation	Pride International, Inc.
Global Industries, Ltd.	Rowan Companies, Inc.
GulfMark Offshore, Inc.	SEACOR Holdings, Inc.
Helmerich & Payne, Inc.	Tidewater Inc.

        The Compensation Comparison Group for 2009 was changed from 2008 by adding Hornbeck Offshore Services, Inc. and removing Diamond Offshore Drilling, Inc. and ENSCO International Inc. The Compensation Committee made these changes upon the recommendation of FWC in order to make the Compensation Comparison Group more comparable to the Corporation. While the Compensation Committee believes that the changed Compensation Comparison Group consists of those companies for which executive compensation information is publicly available that are most comparable to the Corporation, the Corporation's direct competitors are principally either privately held and/or incorporated in foreign jurisdictions which do not require public disclosure of executive compensation so that compensation comparisons are imperfect. The unavailability of compensation information concerning the Corporation's direct competitors (privately held and/or foreign entities) results in a large number of companies in the Compensation Comparison Group that are tangentially related to the Corporation (i.e. oil and gas equipment, storage and service providers) but not tanker companies. In establishing certain elements of compensation for the Named Executive Officers, such as base salaries, the Compensation Committee, assisted by FWC, focused on such elements of compensation of the senior management of General Maritime Corporation, which is the tanker company in the Compensation Comparison Group that is the most direct competitor of the Corporation.

        The Corporation believes that the combination of competitive base salaries, annual incentives paid in cash, and equity-based compensation paid in the form of restricted stock and stock options comprises an effective and motivational executive compensation program. The program is designed to attract and retain talented executives and align the interests of senior management with those of stockholders in seeking to achieve, over time, above-average performance.

        In 2009, base salary, annual cash incentive awards, and long term equity awards were each benchmarked against such forms of compensation paid by companies in the Compensation Comparison Group. The Corporation's compensation program targets total compensation at the top quartile of competitive positions in the Compensation Comparison Group. The Corporation seeks to provide competitive base salaries but places a greater emphasis on pay for performance by allocating a larger portion of total compensation "at risk" in the way of cash incentives and equity awards. For purposes of comparative analysis of "at risk" compensation, the Compensation Committee believes that all other compensation (which includes the Corporation's contributions to the Corporation Savings Plan (the Corporation's tax qualified employee benefit plan), the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan and the Corporation's payment of premiums for medical and life insurance) should be excluded from total compensation of the Named Executive Officers and that equity awards should be allocated to the performance year with respect to which they were earned rather than the year in which the awards were granted (total compensation as so adjusted is referred to as "Adjusted Total Compensation"). For 2009, "at risk" compensation for the NEOs constituted 57.3% of Adjusted Total Compensation compared with 75.5% for 2008. The principal reasons for the decrease in this percentage of "at risk" compensation for the NEOs were decreases of 78.7% in cash incentive compensation (from $5.9 million for 2008 to $1.3 million for 2009) and 18.6% in equity awards (from $3.5 million for 2008 to $2.9 million for 2009) while there was no change in base salaries of the NEOs at $3.1 million in both years. Cash incentive compensation as a percentage of Adjusted Total Compensation decreased from 47.3% for 2008 to 17.5% for 2009. This decrease in cash incentive compensation reflected the Corporation's reduced earnings from shipping operations for 2009. Equity compensation as a percentage of Adjusted Total Compensation increased from 28.1% in 2008 to 39.9% for 2009. This increase reflects the Corporation's concerted effort over the last several years to allocate a greater percentage of compensation to equity awards as well as the large decrease ($4.6 million) in total cash incentive compensation from 2008 to 2009.

Base Salary

        The Corporation pays a base salary to attract talented executives and provide a secure base level of compensation. The Compensation Committee reviews executive base salaries in December or January of each year. The Committee does not have predetermined targets or ranges for base salaries. The Compensation Committee compares salaries of senior management of shipping companies in the Compensation Comparison Group that are most comparable to the Corporation with those of the Named Executive Officers and determines whether the salaries of the Named Executive Officers are at a level that is sufficient to attract and retain strong leaders when combined with the higher percentage of total potential compensation payable in the form of cash and equity incentives based on achievement of Corporation, business unit, and individual performance.

        Annual increases in base salary are not assured and adjustments take into account the individual's performance, responsibilities, experience, internal equity and external market practices. The Compensation Committee relies to a large extent on the Chief Executive Officer's evaluation of each Named Executive Officer's performance (other than his own) in deciding whether to make an adjustment to the NEO's base salary in a given year. In the case of a change in role, the CEO and the Compensation Committee consider new responsibilities, external pay practices and internal equity in addition to past performance and experience in determining whether to increase salary. The Compensation Committee applies the same factors in deciding whether to adjust the base salary of the CEO.

        The base salaries of the Named Executive Officers for 2007, 2008 and 2009 are set forth in the Summary Compensation Table. There were no increases in the base salaries of the NEOs for 2009. In connection with the Corporation's initiative to limit general and administrative expenses, the Chief Executive Officer recommended to the Compensation Committee that there be no increase in 2010 in the base salaries of the Named Executive Officers. This was the third consecutive year of no salary increases for any of the NEOs. The Compensation Committee approved this recommendation, which is consistent with the Corporation's philosophy to reward performance and place a larger portion of total compensation at risk.

Annual Cash Incentive Awards

        The Corporation maintains its Executive Performance Incentive Plan (the "Incentive Compensation Plan") pursuant to which Named Executive Officers may receive annual cash incentive based upon the achievement of performance goals established by the Compensation Committee under the Incentive Compensation Plan for a given year during the first quarter of such year. The performance goals established for one year have no effect on the performance goals established for another year. For 2009, the Compensation Committee determined that maximum awards would be based on the Corporation's achievement of specified levels of earnings from shipping operations ("ESO"), defined as the Corporation's pre-tax net income before interest expense and impairment charges and adjusted to exclude amounts related to non-shipping income such as investment income, and gains or losses on vessel sales. The potential incentive cash awards were established as a percentage of the executive's base salary with a maximum incentive award range of 55% to 240% of base salary depending on the Corporation's level of ESO achieved. The ESO measure is an objective requirement and the maximum percentages of base salary serve as a limit on the amount of the cash award. The ESO measure is the same measure that was used for 2008 and that will be used for 2010, except that for 2009 and 2010 ESO excludes gains or losses from vessel sales.

        Under the Incentive Compensation Plan, if the minimum ESO level for the Corporation is not achieved, no incentive compensation is payable under the Plan. For 2009, the minimum ESO level was not achieved and no incentive compensation was paid under the Plan.

        At the same time the Compensation Committee adopted the performance goal for establishing the maximum amounts of the cash award, the Compensation Committee adopted three measures for determining the actual incentive awards for 2009. They were (i) the Corporation's ESO for such year; (ii) ESO and specified performance metrics of such executive's business unit (if any) for such year and (iii) the executive's achievement of individual goals. Each individual's objectives were carefully chosen to ensure integration and alignment with the Corporation's long-term objectives. To the extent applicable, awards made under the Incentive Compensation Plan are intended to satisfy the requirements for performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the maximum payment applying the three measures is subject to the maximum payment determined by the Compensation Committee as described above.

        For 2009, the CEO had a target bonus of 180% of base salary (a decrease from 200% for 2008) and each other NEO had a target bonus of 90% of base salary (a decrease from 100% for 2008). For the CEO potential bonuses, if earned, ranged from 110% to 240% of base salary (a decrease from a range of 110% to 300% for 2008). For the other NEOs, potential bonuses, if earned, ranged from 55% to 120% of base salary (a decrease from a range of 55% to 150% for 2008). The Compensation Committee decreased the target bonuses and bonus ranges for 2009 because of significantly lower ESO achievement targets for 2009 due to the considerably more challenging business environment for 2009. The Compensation Committee established these target bonus percentages in order to target total compensation for the Named Executive Officers in the top quartile of comparable positions in the Compensation Comparison Group, based on target cash incentive awards provided by the companies in the Compensation Comparison Group and other external market data compiled or evaluated by FWC. In addition, the target levels reflect FWC's comparison of compensation levels of the Corporation's executives with one another. The difference in target bonus percentages and the range of potential bonus percentage between the CEO and the other NEOs in general reflects the differences in total compensation levels of chief executive officers in the Compensation Comparison Group compared with other executives in the Compensation Comparison Group.

        The three measures used to determine an individual's actual bonus for 2009, Corporation performance, business unit performance and individual performance, were given different weightings depending on whether the individual was a member of a business unit or the corporate staff. The CEO and the Chief Financial Officer are members of the corporate staff. Mr. Mats Berglund (Senior Vice President and Head of Crude Transportation), Mr. Robert E. Johnston (Senior Vice President and Head of US Flag) and Mr. Ian T. Blackley (Senior Vice President and Head of International Shipping Operations) are members of business units. For members of the corporate staff, the Corporation performance and individual performance measures were each weighted 50% in determining such member's annual bonus. For members of a business unit, business unit performance was weighted 50% and Corporation and individual performance measures were each weighted 25%.

        For 2009, for the Corporate performance measure and business unit performance measure there is a rating assigned on a scale of 0% to 150% with 100% as the rating assigned for meeting each of (i) targeted ESO for the Corporation measure and (ii) targeted performance for the specific business unit calculated by averaging the ESO for the specific business unit with specific performance metrics. The rating scale for each measure is based on 10% increments. The ratings scale corresponds to a performance factor scale which ranges from 0% to 120% with 5% or 10% increments. A rating measure of 100% corresponds to a performance factor of 80%. If a rating for a measure is below 70%, the performance factor for that measure is zero. For 2009, for the individual performance measures there is a performance factor assigned on a scale of 0% to 120% with 100% as the performance factor assigned for meeting the specified individual goals for the individual measure. If a rating for an individual measure is below 60%, the performance factor for that measure is zero. No bonus is payable if the performance factor for the total individual measures is below 60%, an increase from 50% for 2008. The amount of each Named Executive Officer's actual annual cash incentive award is determined as follows:

  Base Salary times (A plus B plus C) where

  A
  equals the Corporation performance factor corresponding to the rating measure achieved times the weighting assigned to such measure,

  B
  equals the business unit performance factor corresponding to the rating measure (if any) achieved times the weighting assigned to such measure, and

  C
  equals the individual performance factor measure achieved times the weighting assigned to such measure.

        For the Chief Executive Officer, the same methodology applies except that the performance factors for the measures are assigned on a scale of 0% to 240% with 160% being the rating for meeting the target for each Corporation measure and 200% being the rating for meeting the individual measure and the rating scale is based on 10% or 20% increments.

        The table below sets forth for the Corporation performance measure (achievement of specified levels of ESO for 2009 for the Corporation) and for the business unit performance measure (achievement of specified levels of ESO for 2009 for the Crude Transportation business unit for Messrs. Mats Berglund and Ian T. Blackley, and for the US Flag Unit for Mr. Robert E. Johnston) the corresponding percentage of base salary that would be earned by each Named Executive Officer other than the Chief Executive Officer.

				Target ESO for the Corporation, Crude Transportation Unit or US Flag Unit (in thousands)
Performance Percentage of Base Salary	Percentage Achievement			Corporation	Crude Transportation Unit	U.S. Flag Unit
0%	Below 70%			—	—	—
50%	70%	—	80%	$122,947	$124,332	$4,037
60%	80%	—	90%	140,510	142,094	6,140
70%	90%	—	100%	158,074	159,856	8,244
80%	100%			175,638	177,618	10,348
80%	100%	—	110%	193,202	195,379	14,556
90%	110%	—	120%	210,766	213,141	18,764
100%	120%	—	130%	228,330	230,903	22,972
110%	130%	—	140%	245,893	248,665	27,180
115%	140%	—	150%	263,457	266,426	31,388
120%	150%	and	more	>263,457	>266,426	>31,388

        For the Chief Executive Officer, the percentage achievement of target ESO were the same percentages as specified above but the corresponding performance percentages of base salary were double the percentages specified above (110% - 240% rather than 55% - 120%).

        For 2009 ESO for the Corporation was a loss of $20,951,000, ESO for the Crude Transportation Unit was $25,128,000 and ESO for the US Flag Unit was a loss of $9,319,000. Accordingly, the minimum targets for this performance measure were not achieved

        As noted earlier, the business unit performance measure consists of target ESO for such business unit and specified performance metrics. For 2009, such performance metrics for the Crude Transportation unit consisted of two commercial measures and three operational measures. The commercial metrics were (i) daily time charter equivalent ("TCE") revenues achieved by the Aframax International pool of vessels compared with daily TCE revenues achieved by competitors' Aframax fleets and (ii) the number of days of the Aframax International pool of vessels was subject to contracts of affreightment (based on cargo capacity), the higher the number of days the greater the stability of the amount of revenue. The operational measures were average days out of service for unscheduled technical reasons per vessel, lost time injury frequency and average vetting observations per vessel. The Crude Transportation unit performance metrics score for 2009 was 111%. The performance metrics for the US Flag unit for 2009 consisted of two commercial measures and the same three operational measures as was used for the Crude Transportation unit. The commercial metrics were (i) daily TCE revenues achieved by the US Flag unit's vessels compared with TCE revenues achieved by specified competitors and (ii) collection of accounts receivable. The US Flag unit performance metrics score for 2009 was 115%.

        The individual performance measure consists of the different individual performance goals of each of the Named Executive Officers. The Compensation Committee, assisted by the CEO with respect to all the Named Executive Officers other than himself, determines each Named Executive Officer's level of achievement of his individual performance goals.

        The principal individual performance goals for 2009 for the Chief Executive Officer were to implement strategies to maintain existing business and meet the Corporation's budget, identify and pursue growth opportunities, including vessel acquisitions, especially opportunities resulting from the global economic crisis and tight credit markets, determine whether OSG America L.P. is achieving the purposes for which it was created and, if not, determine what action should be taken by the Corporation, aggressively evaluate all opportunities to further reduce the Corporation's general and administrative expenses, position the Corporation strategically for an upturn in the global shipping market and expand the Corporation's federal government outreach program to include identifying proposed legislation that offer opportunities or present challenges to the Corporation. For the Chief Financial Officer, his principal goals were to assure the availability of capital, have the Corporation acquire all the publicly traded units of OSG America L.P., successfully renegotiate the Corporation's commercial arrangements with American Shipping Company ASA and Aker Philadelphia Shipyard, Inc. and evaluate and exploit opportunities to reduce general and administrative expenses. The principal individual goals for Mr. Robert E. Johnston were to remove the Corporation's vessel units from Bender Shipbuilding & Repair Co. Inc. ("Bender") and have those units completed at alternative shipyards and chartered to customers, successfully renegotiate the Corporation's commercial arrangements with American Shipping Company ASA and Aker Philadelphia Shipyard, Inc. and oversee the Corporation's continued compliance with the Corporation's Environmental Compliance Plan. For Mr. Mats Berglund, his principal goals were to replace those vessels chartered in by the Corporation whose charters were expiring in 2009 with different vessels chartered in at attractive rates or purchased at favorable prices, deliver the two ULCCs being converted to Floating Storage and Offloading vessels on time and within budget, explore alternative employment opportunities for the other ULCCs owned by the Corporation, locate opportunities that result in the Corporation's vessels in the Crude Transportation unit commercially outperforming competitor's vessels and identify and attract at least two new pool members to Suezmax International. For Mr. Ian T. Blackley, his principal individual goals were to improve performance of six operational metrics, namely operating expenses, safety, loss of containment, crew retention, total recordable cases frequency and fleet wide compliance with the Corporation's environmental rules, and manage the conversion of the two ULCCs to Floating Storage and Offloading vessels on time and within budget.

        As noted earlier, the Corporation's ESO of a net loss of $20,951,000 did not meet the minimum achievement required for payment of cash incentive compensation. The Compensation Committee determined that the failure to achieve the threshold level under the Incentive Compensation Plan was principally due to the poor condition of the global economy and shipping markets in particular. The Compensation Committee noted that the Named Executive Officers had succeeded in achieving substantial gains from vessel sales which were excluded from the Corporation's ESO and in meeting several of their individual performance goals, including reduction of general and administrative expenses, achievement of greater TCE rates than specified competitors, successful completion of the renegotiation of the commercial arrangement with American Shipping Company ASA and Aker Philadelphia Shipyard, Inc., termination of the agreements with Bender and completion of the acquisition of the publicly traded units of OSG America L.P. Based on these achievements and the objective of motivating talented executives and encouraging their long-term tenure with the Corporation, the Compensation Committee decided to award the Named Executives Officers with the following discretionary bonuses: the CEO—$500,000 (56% of his salary of $900,000); Chief Financial Officer—$237,600 (36% of his salary of $660,000); Mr. Robert E. Johnston—$200,000 (35% of his salary of $575,000); Mr. Mats Berglund—$180,000 (33% of his salary of $550,000) and Mr. Ian T. Blackley—$135,000 (36% of his salary of $375,000). These bonuses were not performance based compensation paid pursuant to a plan approved by stockholders. Accordingly, to the extent that these bonuses resulted in the compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) exceeding $1 million, excluding other approved, performance based compensation, the excess may not be deducted by the Corporation for federal income tax purposes under section 162(m) of the Code.

        The three measures for determining actual incentive awards for 2009, namely (i) the Corporation's ESO for such year, (ii) the ESO and specified performance metrics of such executive's business unit (if any) for such year and (iii) the executive's achievement of individual goals, are the same measures that were used for 2008 and that will be used for 2010. They were selected because the Compensation Committee believes they are the most appropriate measures to be used to determine incentive compensation, as they reflect the Corporation's level of earnings from shipping operations, the comparative performance of specified commercial and technical operations measures and individual performance. For 2010, the CEO has a target bonus of 180% of base salary and the other NEOs have a target bonus of 90% of base salary. For the CEO potential bonuses range from 110% to 240% of base salary. For the other NEOs, potential bonuses range from 55% to 120% of base salary. These targets and ranges remain unchanged from 2009.

Equity-Based Compensation

        The Corporation's equity-based compensation program is intended to align the interests of the Corporation's executive officers with those of the stockholders, and to focus executives on the achievement of long-term performance objectives that are aligned with the Corporation's business strategy, thereby establishing a direct relationship between compensation and operating performance. The Compensation Committee determined that for 2009 for the NEOs other than the CEO, one-third of total equity based compensation be paid in restricted stock, one-third in stock options and one-third in performance units, a change from the allocation for 2008 of one-half paid in restricted stock and one-half in stock options. The principal reason for this change was to increase the percentage of equity compensation that is performance based while at the same time providing the NEOs with assurance that if equity values decline, the total equity award would have greater value than if more stock options were granted. For the CEO for 2009, the Compensation Committee decided to increase the percentage of his total equity compensation that is performance based compared to the other NEOs because the CEO is responsible for the Corporation's overall business performance, awarding 50% of his equity grant in performance units, 25% in restricted stock and 25% in stock options. The Corporation believes that combined grants of restricted stock, stock options and performance units effectively balances the Corporation's objective of focusing the NEOs on delivering long-term value to stockholders with the goal of retaining talented executives and encouraging their long-term tenure with the Corporation.

        Grants of restricted stock provide executives with full ownership of Common Stock on the date the restriction lapses, providing value to executives. Unlike restricted stock, stock options only have value to the extent the price of the Corporation's Common Stock grows over the term of the award and, in this sense, are a motivational tool. Performance units convert into shares of Common Stock at the end of the performance period if the price of a share of Common Stock is at a certain minimum level. Performance units provide the possibility of conversion into a greater number of shares if the stock price increases during the performance period up to a maximum number of shares and the protection against the units losing all their value if the stock price decreases during the performance period but remains above a specified minimum level (unlike stock options which lose their value if the stock price is less than the option exercise price).

        Restricted stock awards have historically vested in four equal annual installments commencing one year after the date of the stock award. Stock option awards have historically vested in three equal annual installments commencing one year after the date of the option grant and have had an exercise term of ten years from the date of grant. Performance units awards vest at the end of the performance period which for the performance units for 2009 is a three-year period. The long-term vesting provisions of the restricted stock, stock options and performance units further the goal of executive retention.

        The value of equity awards granted to an executive, including each NEO, is determined subjectively based on a number of factors, including the executive's general level of performance, salary level and recent noteworthy achievements. All equity awards were made under the Corporation's 2004 Stock Incentive Plan, as amended and restated as of June 10, 2008 (the "2004 Stock Incentive Plan").

        Except for 2008, annual restricted stock, stock option and performance share awards to eligible executives, including the NEOs, historically have been made by the Compensation Committee each January for the preceding year at the meeting at which the Committee determines equity and non-equity awards. For 2008, the Committee determined awards in December 2008. For 2009, the Compensation Committee decided to determine equity and non-equity awards after the Audit Committee approved the Corporation's audited financial statements for 2009. On February 23, 2010, following the Audit Committee's approval of the 2009 audited financial statements, the Compensation Committee granted the Named Executive Officers, the number of shares of restricted stock, stock options and performance units set forth in the following table. The exercise price of the stock options is $43.40 per share, the closing price of a share of Common Stock on the date of grant.

Name	Number of Shares of Restricted Stock Granted	Value of Restricted Stock Grant	Number of Shares Underlying Stock Options Granted	Value of Stock Option Grant	Number of Shares of Performance Units Granted	Value of Performance Unit Grant
Morten Arntzen	9,793	$425,016	31,412	$425,004	16,212	$850,027
Myles R. Itkin	2,938	127,509	9,423	127,493	2,432	127,514
Mats Berglund	1,871	81,201	6,001	81,194	1,549	81,217
Robert E. Johnston	2,247	97,520	7,206	97,497	1,860	97,524
Ian T. Blackley	1,843	79,986	5,913	80,003	1,526	80,011

        The performance units convert at the end of the three year performance period beginning on the grant date into a number of shares of common stock equal to the product of (i) the number of performance units granted times (ii) the fraction whose numerator is the average closing price of a share of common stock during the 20 trading days ending on the last day of the performance period provided that if such average is less than $21.70 (50% of the price of a share of common stock on the grant date) the numerator is zero and if such average is more than $86.80 (200% of the price of a share of common stock on the grant date) the numerator is $86.80 and the denominator is $43.40 (the price of a share of common stock on the grant date). Accordingly, if the stock price has decreased by more than 50% at the end of the performance period, the Named Executive Officer receives no common stock, if the stock price ranges at the end of the performance period from 50% to 200% of the price at time of the grant, the Named Executive Officer receives shares equal to 50% to 200% of the number of performance units granted and if the price has increased at the end of the performance period by more than 200%, the Named Executive Officer receives 200% of the number of performance units granted. The performance units accrue dividends during the performance period at the same time and in the same amount as dividends are payable on shares of Common Stock, which performance unit dividends are payable in the form of additional performance units and vest at the end of the performance period (and thus are not paid unless the performance measure is satisfied).

        The Compensation Committee does not grant equity awards at other times of the year except in connection with the employment of a new executive or the renewal of a retention agreement with an executive. The fair market value and the exercise price of stock options are determined as of the closing price on the grant date. The Corporation does not backdate options or grant options retroactively. The Corporation does not time awards of restricted stock, stock options or performance units in coordination with the release of material nonpublic information.

        For 2009, the target equity award for the Chief Executive Officer was 200% of base salary and for the other Named Executive Officers was 100% of base salary. The Chief Executive Officer received equity awards equal to 189% of his base salary, Mr. Itkin received equity awards equal to 58% of his base salary, Mr. Johnston received equity awards equal to 51% of his base salary, Mr. Berglund received equity awards equal to 44% of his base salary and Mr. Blackley received equity awards equal to 64% of his base salary. These awards are reflective of the Named Executive Officers' individual performance, the performance of their respective business units where applicable, their leadership performance and their contributions to the long term strategy of the Company. The target equity awards for 2009 were the same as for 2008 and will be the same for 2010 because such equity awards continue to be appropriate in view of equity awards made by companies in the Compensation Comparison Group.

Stock Ownership Guidelines

        The Corporation requires that all employees at the senior management level who are granted equity awards retain all of the shares of Common Stock they receive upon the vesting, conversion or exercise of such awards (other than shares needed to pay income taxes arising from such vesting, conversion or exercise), unless after such disposition they would continue to own shares of Common Stock having a value which is a specified multiple of their base salary. For the CEO, the multiple is three times base salary and for the other NEOs the multiple is two times base salary.

Incentive Compensation Recoupment Policy for Executive Officers

        On January 19, 2010, the Compensation Committee adopted the Incentive Compensation Recoupment Policy for Executive Officers (the "Policy") effective commencing on January 1, 2010. The Policy generally provides that if an executive officer, including any Named Executive Officer, receives incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such performance metric within five fiscal years due to a material misstatement or inaccuracy, the Corporation may require such executive officer to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy. The five year look back limitation does not apply where the Board determines that the executive officer's fraud, misconduct, negligence or other knowing actual involvement was a contributing factor to the need for the restatement.

2007 Performance Share Units

        To further the Corporation's long-term goal of increasing total stockholder return and sustainable growth, the Compensation Committee at its meeting on January 10, 2007 awarded performance share units to each Named Executive Officer other than the Chief Executive Officer (whose special long term equity awards are described below) pursuant to the Corporation's 2004 Stock Incentive Plan in an amount equal to 1.5 times the executive's 2006 base salary. The grant of these performance share units in 2007 was intended to align closely the interests of the senior executives and the Corporation's stockholders by conditioning vesting of the units on achieving challenging "stretch" performance targets based on total stockholder return of a share of Common Stock of the Corporation relative to a peer group of 18 shipping companies during the period from January 1, 2007 through December 31, 2009 and total stockholder return of a share of Common Stock during such performance period. The three year performance period ended on December 31, 2009, and although the first performance criteria was satisfied (i.e., total stockholder return of a share of Common Stock relative to the peer group being in the highest 25% during the period), the second criteria was not achieved. Accordingly, no portion of the performance share units was paid and the 195,379 outstanding shares reserved for issuance became available again for issuance under the 2004 Stock Incentive Plan.

2007 Special Long-Term Equity Awards for the Chief Executive Officer

        In establishing the CEO's compensation for 2009, the Compensation Committee considered, among the other factors previously discussed, the special long-term equity awards made in 2007 in connection with amendments made to the employment letter agreement between the CEO and the Corporation. Pursuant to such awards, the CEO was granted restricted stock, stock options and restricted stock units ("RSUs") under the Corporation's 2004 Stock Incentive Plan as performance based awards, with a targeted total value at the end of the award of approximately $9 million. These equity awards are different from the 2007 performance share units granted to the other NEOs because they were designed to retain the services of the CEO for at least the five years ending in February 2012 (rather than three years) and to incentivize the CEO to achieve more demanding performance goals based on compound annual growth rate in the price of Common Stock of the Corporation over a longer period.

        The CEO was granted 23,645 shares of restricted stock, and stock options for 73,135 shares at an exercise price of $63.44 per share (the closing price on the grant date), which restricted stock vests, and stock options become exercisable, on February 15, 2012 (the "Vesting Date"). The CEO will become fully vested in such restricted stock and stock options prior to the Vesting Date upon a change of control of the Corporation and will vest in a pro rata portion of such restricted stock and stock options if his employment by the Corporation terminates prior to the Vesting Date for certain reasons, including death, disability, without cause or for good reason. The stock options expire on February 15, 2017.

        The CEO was also granted 47,289 RSUs and stock options for 146,270 shares of Common Stock at an exercise price of $63.44 per share. These RSUs convert into an equal number of shares of Common Stock, and these stock options become exercisable, if the performance goals discussed below are achieved. If performance goals are achieved during the three or four year periods commencing January 1, 2007, 50% of the RSUs and stock options applicable to such achieved performance goals are converted into Common Stock or become exercisable, as the case may be, on each of January 1, 2011 and January 1, 2012. If performance goals are achieved during the five year period, all of the RSUs and stock options applicable to such achieved performance goals are converted into Common Stock or become exercisable, as the case may be, on January 1, 2012. The RSUs have no voting rights. The Corporation will credit to a dividend book entry account on behalf of the CEO with respect to his RSUs the same cash dividend as is paid on shares of Common Stock from the grant date of the RSUs. Such dividends will be held un-invested and without interest and paid in cash to the CEO if and when the RSUs vest. If the options become exercisable, they expire on February 15, 2017.

        The performance goals for the RSUs and stock options are based on the compound annual growth rate ("CAGR") of a share of the Corporation's Common Stock, which is based solely on the annual stock price growth rate, compounded (adjusted for stock splits and stock dividends), and without regard to cash dividends from the opening price on January 3, 2007 which was $56.55 per share. The following table sets forth the performance goals. The performance target for December 31, 2009 was not achieved.

Minimum Price of Share of Common Stock

Earn out	December 31, 2009		December 31, 2010		December 31, 2011
Threshold—50% of RSUs and stock options that will convert or become exercisable	$75.02	(1)	$82.43	(1)	$90.58	(1)
Target—100% of RSUs and stock options that will convert or become exercisable	$93.51	(2)	$110.57	(2)	$130.75	(2)

(1)
Represents a 9.88% CAGR

(2)
Represents a 18.25% CAGR

Benefits

        In general, the Corporation provides benefits to its executives that it believes are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. The benefits offered to the Corporation's employees located in the United States, including all Named Executive Officers, are consistent with benefits offered by peer companies in the Compensation Comparison Group.

        The Corporation provides a tax qualified employee benefit plan to employees, the Savings Plan for Employees of OSG Ship Management, Inc. (the "Savings Plan"). Under the Savings Plan, eligible employees may contribute on a pre-tax basis an amount up to the limit imposed by the Code. Under the Savings Plan, the Corporation will match 100% of the first 6% of a participant's pre-tax contribution (subject to the Code limit). The maximum matching contribution for 2009 was $14,700.

        In addition, under the Savings Plan, the Corporation contributes to the plan account of each eligible employee an amount equal to 6% of the employee's cash compensation, generally base salary and an annual cash incentive up to limits imposed by the Code. Beginning on July 1, 2009, in connection with the Corporation's cost reduction initiative, the Corporation reduced the percentage contribution from 6% to 4%. For those employees who were employed by the Corporation on January 1, 2006 and were at least 50 years old on January 1, 2006, the Corporation contributes the additional percentage of such employee's cash compensation set forth below during the period beginning on January 1, 2006 and ending on the earlier of (i) the date the employee ceases to be employed by the Corporation and (ii) December 31, 2010, in all cases up to limits imposed by the Code:

Age on January 1, 2006	Percentage of Compensation
50-51	0.5%
52-53	1.0%
54	1.5%
55 or over	3.0%

        The Corporation's Supplemental Executive Savings Plan (the "Supplemental Plan") supplements the Savings Plan. Under the Supplemental Plan, for each employee for whom the Code limits on compensation and/or contributions restrict the amount the Corporation may contribute under the Savings Plan (other than matching contributions), the Corporation makes a book entry contribution with respect to such employee equal to the excess of the non-matching employer contributions the Corporation could have made under the Savings Plan had the Code limitations not applied over the amount it actually contributed under the Savings Plan.

Employment Agreements and Severance and Termination

        The terms and features of the employment agreements, change of control agreements and severance protection benefits applicable to the Named Executive Officers are described on pages 38 - 40 of this proxy statement. Such terms and features are based on an evaluation by the Compensation Committee of comparable agreements and arrangements adopted by companies in the Compensation Comparison Group and general industry, using data compiled by FWC. The difference in the terms of such agreements between those applicable to the Chief Executive Officer and those applicable to the other Named Executive Officers reflects the differences found in comparable agreements of companies in the Compensation Comparison Group and general industry between those applicable to chief executive officers and to other executives. The adoption of these agreements is intended to make all arrangements for the Named Executive Officers competitive with companies in the Compensation Comparison Group.

        In December 2008, the Corporation entered into an amendment to an employment agreement with the CEO. The Corporation also entered into change of control protection agreements with each of the NEOs and adopted the Overseas Shipholding Group, Inc. Severance Protection Plan (the "Severance Plan") which covers the Named Executive Officers other than the CEO. The Corporation believes that its employment agreement, change of control protection agreements and Severance Plan are consistent with its overall compensation objective of attracting, motivating and retaining talented top executives and offering a compensation package that is fair. The change of control protection agreements are intended to retain executives and provide continuity of management in the event of an actual or threatened change of control of the Corporation and ensure that the executive's compensation and benefits expectations would be satisfied in such event. The employment agreement and Severance Plan are designed to offer executives protection for a possible loss of income in the event their employment is terminated without Cause.

        The change of control protection agreements with the NEOs have a "double trigger", meaning the executive officer's right to receive severance payments and benefits arise only if there is both a change of control and termination of employment within a specified period. A double trigger was selected because unless the NEO's employment is terminated in connection with a change of control, a NEO's salary and bonus would continue to be paid by the acquiring entity, which is what the severance payment is based on and intended to replace. At the time the change of control protection agreements were entered into, the Compensation Committee determined to provide to the NEOs a gross-up on any excise tax if "parachute payments" exceed the Code Section 280G safe harbor threshold by more than 10%, a "modified gross-up", because it believed that such benefit was competitive with the benefit offered to chief executive officers and other senior executives of companies in the Compensation Comparison Group. These provisions have not been modified.

Risk Mitigation

        The Corporation does not believe that the performance-based nature of the compensation of the Named Executive Officers encourages excessive risk-taking by the Named Executive Officers that would potentially threaten the economic viability of the Corporation. The principal performance based measure is the Corporation's ESO which depends on the Corporation's business and strategic plan. The Board has an active role in overseeing the Corporation's business and strategic plan and managing the associated risks in business operations and implementation of the strategic plan.

        Each component of performance based compensation is subject to a limit on the cash paid or the number of shares delivered. The performance criteria are designed to focus on performance metrics that deliver value to stockholders and that focus on the strength of the business. Further, as noted above, the Corporation has instituted stock ownership guidelines that require the Named Executive Officers to maintain a substantial ownership interest in the Corporation, further aligning their interests to those of other stockholders while mitigating the chance of excessive risk taking. In addition, the Corporation has adopted the Incentive Compensation Recoupment Policy for Executive Officers that provides that if an executive officer, including a NEO, receives incentive compensation based on the achievement of a performance metric and the Board commences action to restate the calculation of such metric because of a material misstatement or inaccuracy, the Corporation may require such executive to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy.

Tax Compliance Policy

        Pursuant to Section 162(m) of the Code, compensation exceeding $1 million paid to the Corporation's Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) generally may not be deducted by the Corporation. An exception is compensation that is performance based pursuant to criteria under a plan approved by the stockholders. The 2004 Stock Incentive Plan contains performance-based conditions and has been approved by stockholders so that awards may be granted under the 2004 Stock Incentive Plan that are not intended to be limited by Section 162(m) of the Code. The Compensation Committee has structured, where possible, awards to executive officers under the Corporation's Incentive Compensation Plan and long-term incentive program to qualify for the performance based exception. However, the Committee believes that stockholder interests are best served if the Compensation Committee's discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Such action may be necessary in order for the Corporation to meet competitive market pressures and to ensure that it is able to attract and retain top talent to lead the organization successfully.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement (and be incorporated by reference into the Corporation's 2009 Annual Report on Form 10-K).

Compensation Committee:
Charles A. Fribourg, Chairman
Oudi Recanati
Thomas B. Coleman
Jean-Paul Vettier

        In accordance with the rules of the SEC, the report of the Compensation Committee does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act").

SUMMARY COMPENSATION TABLE

        The following Summary Compensation Table includes individual compensation information for services in all capacities for the Corporation and its subsidiaries by the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other All Compensation (4)	Total
Morten Arntzen	2009	$900,000	$500,000	$0	$0	$0	$0	$89,082	$1,489,082
President and Chief	2008	900,000	200,000	2,299,980	2,299,994	2,500,000	0	348,438	8,548,412
Executive Officer	2007	900,000	0	4,713,327	5,730,868	1,300,000	0	187,297	12,831,492
Myles R. Itkin	2009	$660,000	$237,600	$0	$0	$0	$0	$91,930	$989,530
Executive Vice	2008	660,000	0	552,475	552,498	994,125	0	255,764	3,014,862
President, Chief	2007	660,000	0	400,013	399,997	709,500	0	161,781	2,331,291
Financial Officer and
Treasurer
Robert E. Johnston	2009	$575,000	$200,000	$0	$0	$0	$0	$178,175	$953,175
Senior Vice President	2008	575,000	0	417,495	417,498	838,500	0	215,785	2,464,278
and Head of U.S. Flag	2007	575,000	0	300,023	299,998	592,250	0	144,723	1,911,994
Mats Berglund	2009	$550,000	$180,000	$0	$0	$0	$0	$59,058	$789,058
Senior Vice President	2008	550,000	0	510,018	509,996	834,625	0	144,196	2,548,835
and Head of Crude	2007	550,000	0	349,990	350,006	581,625	0	101,718	1,933,339
Transportation
Ian T. Blackley	2009	$375,000	$135,000	$0	$0	$0	$0	$151,652	$661,652
Senior Vice President,	2008	375,000	0	192,456	192,496	533,775	0	41,566	1,335,293
Head of International	2007	375,000	0	179,995	174,995	384,375	0	42,041	1,156,406
Shipping and
Managing Director
of OSG Ship
Management (UK) Ltd.

(1)
For 2009, this amount reflects a discretionary bonus granted to the Chief Executive Officer as well as the other Named Executive Officers to recognize their contributions made in 2009. In exercising its discretion, the Compensation Committee took into consideration the fact that while the Corporation did not achieve its threshold ESO target under the Incentive Compensation Plan, the Named Executive Officers achieved several individual performance goals. See page 24 of this proxy statement for additional information regarding such bonus.

(2)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718. For additional information about the valuation assumptions with respect to equity awards, see Note M—Capital Stock and Stock Compensation in the Corporation's annual financial statements for 2009 contained in the Corporation's Annual Report on Form 10-K for 2009. The Compensation Committee approved equity awards for 2009 service on February 23, 2010. See pages 26-27 of this proxy statement for information concerning such awards. The awards are not included in this table because they were not made in 2009.

(3)
The amounts shown in this column for 2009 and 2007 reflect the amounts paid in 2010 and 2008 under the Corporation's Incentive Compensation Plan for 2009 and 2007, respectively. The amounts shown in this column for 2008 reflect the amounts paid in 2008 under the Corporation's Incentive Compensation Plan for 2008.

(4)
See All Other Compensation Table below for additional information.

 ALL OTHER COMPENSATION TABLE

        The following table describes each component of the All Other Compensation column for 2009 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Qualified Defined Contribution Plan (2)	Nonqualified Defined Contribution Plan (3)	Life Insurance Premiums (4)	Other (5)	Total
Morten Arntzen	$14,700	$15,925	$33,290	$6,350	$18,817	$89,082
Myles R. Itkin	$14,700	$22,050	$27,090	$12,544	$15,543	$91,930
Robert E. Johnston	$14,700	$22,050	$18,311	$5,705	$117,408	$178,174
Mats Berglund	$11,423	$12,161	$16,499	$3,600	$15,425	$59,058
Ian T. Blackley	$14,700	$15,053	$4,772	$3,600	$113,527	$151,652

(1)
Constitutes the Corporation's matching contributions under the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Constitutes the Corporation's contributions under the defined contribution plan portion of the Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Constitutes the Corporation's contributions under the Corporation's Supplemental Executive Savings Plan, which is described in the Compensation Discussion and Analysis section of this proxy statement.

(4)
Life insurance premiums represent the cost of term life insurance paid on behalf of the Named Executive Officer.

(5)
Other includes for Mr. Johnston reimbursement of $102,987 of expenses associated with his move from New York to Tampa, Florida in connection with his appointment as Head of the U.S. Flag Strategic Business Unit and gym reimbursement of $427.

In connection with Mr. Blackley's assignment to the United Kingdom to serve as Managing Director of OSG Ship Management (UK) Ltd., the Corporation agreed to reimburse Mr. Blackley, a United States citizen, for the amount of income taxes he was required to pay to the United Kingdom Inland Revenue Service (tax equalization payments). In May 2009, the Corporation paid $92,811 on behalf of Mr. Blackley with respect to the tax year ended March 31, 2008. Mr. Blackley is responsible for paying his United States income taxes.

Other includes for each Named Executive Officer medical coverage premiums of $9,100 for Messrs Arntzen and Berglund, $5,829 for Messrs. Itkin and Johnston, and $15,111 for Mr. Blackley. The Corporation has a long term disability plan whose premiums were $7,854 for Mr. Arntzen, $7,851 for Mr. Itkin, $6,842 for Mr. Johnston, and $4,462 for each of Messrs. Berglund and Blackley. Other also includes $720 paid under the Corporation's Transportation Program, a tax-free, commuter subsidy program ($180 for Mr. Johnston and nothing for Mr. Blackley) and a premium for each Named Executive Officer of $1,143 for "umbrella" liability insurance coverage in the amount of $10,000,000.

GRANTS OF PLAN-BASED AWARDS

        The Corporation has two incentive award plans. The following table lists the grants made in fiscal 2009 under the Corporation's Incentive Compensation Plan. There were no grants in fiscal 2009 under the Corporation's 2004 Stock Incentive Plan; equity awards with respect to fiscal 2009 were made by the Compensation Committee on February 23, 2010 as described in the Compensation Discussion and Analysis section on pages 26-27 of this proxy statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Award
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Morten Arntzen	03/02/2009	$990,000	$1,620,000	$2,160,000
Myles R. Itkin	03/02/2009	$363,000	$594,000	$792,000
Robert E. Johnston	03/02/2009	$316,250	$517,500	$690,000
Mats Berglund	03/02/2009	$302,500	$495,000	$660,000
Ian T. Blackley	03/02/2009	$206,250	$337,500	$450,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information as of December 31, 2009 concerning the holdings of stock options and stock awards by the Named Executive Officers. This table includes unexercised and unvested option and stock awards. Awards of options vest in three equal annual installments commencing one year after the date of the option grant. Awards of restricted stock vest in four equal annual installments commencing one year after the date of the stock award. The market value of the stock awards is based on the closing market price of the Corporation's Common Stock as of

December 31, 2009, which was $43.95 per share. Additional information regarding these awards is included in the Compensation Discussion and Analysis on pages 25-28 of this proxy statement.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Morten Arntzen	100,000	—		—		$35.70	01/19/2014	—		—	—		—
	12,902	—		—		$52.40	01/12/2015	—		—	—		—
	44,791			—		$49.05	01/18/2016	—		—	—		—
	57,870	28,936	(1)	—		$55.03	01/10/2017	—		—	—		—
	—	73,135	(2)	—		$63.44	02/15/2017	—		—	—		—
	—	—		146,270	(3)	$63.44	02/15/2017	—		—	47,289	(6)	2,078,352
	21,834	43,668	(4)	—		$64.92	01/10/2018	—		—	—		—
	37,645	75,291	(5)	—		$40.95	12/17/2018	—		—	—		—
	—	—				—	—	75,426	(7)	3,314,973	—		—
Myles R. Itkin	6,244	—		—		$52.40	01/12/2015	—		—	—		—
	19,294			—		$49.05	01/18/2016	—		—	—		—
	15,432	7,716	(1)	—		$55.03	01/10/2017	—		—	—		—
	6,186	12,373	(4)	—		$64.92	01/10/2018	—		—	—		—
	7,272	14,545	(5)	—		$40.95	12/17/2018	—		—	—		—
	—	—		—		—	—	13,239	(8)	581,854
Robert E. Johnston	4,451	—		—		$52.40	01/12/2015	—		—	—		—
	17,227			—		$49.05	01/18/2016	—		—	—		—
	11,574	5,787	(1)	—		$55.03	01/10/2017	—		—	—		—
	4,639	9,280	(4)	—		$64.92	01/10/2018	—		—	—		—
	5,561	11,123	(5)	—		$40.95	12/17/2018	—		—	—		—
	—	—		—		—	—	10,241	(9)	450,092
Mats Berglund	10,688	—		—		$62.32	09/01/2015	—		—	—		—
	12,404			—		$49.05	01/18/2016	—		—	—		—
	13,503	6,752	(1)	—		$55.03	01/10/2017	—		—	—		—
	5,413	10,826	(4)	—		$64.92	01/10/2018	—		—	—		—
	7,272	14,545	(5)	—		$40.95	12/17/2018	—		—	—		—
	—	—		—		—	—	11,657	(10)	512,325
Ian T. Blackley	935	—		—		$52,40	01/12/2015	—		—	—		—
	3,445			—		$49.05	01/18/2016	—		—	—		—
	6,751	3,376	(1)	—		$55.03	01/10/2017	—		—	—		—
	2,274	4,549	(4)	—		$64.92	01/10/2018	—		—	—		—
	2,310	4,620	(5)	—		$40.95	12/17/2018	—		—	—		—
	—	—		—		—	—	4,589	(11)	201,687

(1)
These options vested on January 10, 2010.

(2)
These options vest on February 15, 2012.

(3)
If certain performance goals are achieved during the four year or five year periods commencing January 1, 2007, 50% of the stock options applicable to such achieved performance goals become exercisable on each of January 1, 2011 and January 1, 2012. If such performance goals are achieved during the five-year period commencing January 1, 2007, all the stock options applicable to such achieved performance goals become exercisable on January 1, 2012. These awards vest upon achievement of specified performance goals described on page 28 of this proxy statement.

(4)
Half of these options vested on January 10, 2010 and the other half vest on January 20, 2011.

(5)
Half of these options vested on December 17, 2010 and the other half vest on December 17, 2011.

(6)
If certain performance goals are achieved during the four or five year periods commencing January 1, 2007, 50% of the shares applicable to such achieved performance goals vest on each of January 1, 2011 and January 1, 2012. If such performance goals are achieved during the five year period commencing January 1, 2007, all the shares applicable to such achieved performance goals become vested on January 1, 2012. These awards vest upon achievement of specified performance goals described on page 28 of this proxy statement.

(7)
Of these shares, 4,141 shares vested on January 18, 2010, 6,815 shares vested on January 10, 2010, 6,815 shares vest on January 10, 2011, 4,621 shares vested on January 10, 2010, 4,621 shares vest on each of January 10, 2011 and January 10, 2012, 6,715 shares vest on December 17, 2010, 6,716 shares vest on each of December 17, 2011 and December 17, 2012 and 23,645 shares vest on February 15, 2012 (these shares all vest on the fifth anniversary of the grant date).

(8)
Of these shares, 1,784 shares vested on January 18, 2010, 1,817 shares vested on January 10, 2010, 1,818 shares vest on January 10, 2011, 1,309 shares vested on January 10, 2010 1,309 shares vest on January 10, 2011, 1,310 shares vest on January 10, 2012, 1,297 shares vest on each of December 17, 2010 and December 17, 2011 and 1,298 shares vest on December 17, 2012.

(9)
Of these shares, 1,593 shares vested on January 18, 2010, 1,363 shares vested on January 10, 2010, 1,363 shares vest on January 10, 2011, 982 shares vested on January 10, 2010, 982 shares vest on each of January 10, 2011 and January 10, 2012 and 992 shares vest on each of December 17, 2010, December 17, 2011 and December 17, 2012.

(10)
Of these shares, 1,147 shares vested on January 18, 2010, 1,590 shares vested on January 10, 2010, 1,590 shares vest on January 10, 2011, 1,146 shares vested on January 10, 2010, 1,146 shares vest on each of January 10, 2011 and January 10, 2012, 1,297 shares vest on each of December 17, 2010 and December 17, 2011 and 1,298 shares vest on December 17, 2012.

(11)
Of these shares, 319 vested on January 18, 2010, 795 shares vested January 10, 2010, 795 shares vest on January 10, 2011, 481 shares vested on January 10, 2010, 481 shares vest on January 10, 2011, 482 shares vest on January 10, 2012 and 412 shares vest on each of December 17, 2010, December 17, 2011 and December 17, 2012.

 OPTION EXERCISES AND STOCK VESTED

        The following table provides information on vesting of restricted stock to the Named Executive Officers in 2009. There were no exercises of stock options by the Named Executive Officers in 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Morten Arntzen(1)	23,485	$975,936
Myles R. Itkin(2)	6,785	$277,898
Robert E. Johnston(3)	5,342	$217,843
Mats Berglund(4)	6,182	$248,618
Ian T. Blackley(5)	2,093	$86,851

(1)
Mr. Arntzen acquired 6,815 shares of common stock with a market price of $41.83 on January 12, 2009, 1,193 shares of common stock with a market price of $41.83 on January 12, 2009, 4,141 shares of common stock with a market price of $37.08 on January 18, 2009, 4,621 shares of common stock with a market price of $41.83 on January 12, 2009, and 6,715 shares of common stock with a market price of $43.80 on December 17, 2009, all as a result of the lapse of vesting restrictions on these shares.

(2)
Mr. Itkin acquired 1,817 shares of common stock with a market price of $41.83 on January 12, 2009, 578 shares of common stock with a market price of $41.83 on January 12, 2009, 1,784 shares of common stock with a market price of $37.08 on January 18, 2009, 1,309 shares of common stock with a market price of $41.83 on January 12, 2009, and 1,297 shares of common stock with a market price of $43.80 on December 17, 2009, all as a result of the lapse of vesting restrictions on these shares.

(3)
Mr. Johnston acquired 1,363 shares of common stock with a market price of $41.83 on January 12, 2009, 412 shares of common stock with a market price of $41.83 on January 12, 2009, 1,593 shares of common stock with a market price of $37.08 on January 18, 2009, 982 shares of common stock with a market price of $41.83 on January 12, 2009, and 992 shares of common stock with a market price of $43.80 on December 17, 2009, all as a result of the lapse of vesting restrictions on these shares.

(4)
Mr. Berglund acquired 1,590 shares of common stock with a market price of $41.83 on January 12, 2009, 1,147 shares of common stock with a market price of $37.08 on January 18, 2009, 1,003 shares of common stock with a market price of $34.77 on September 1, 2009, 1,145 shares of common stock with a market price of $41.83 on January 12, 2009, and 1,297 shares of common stock with a market price of $43.80 on December 17, 2009, all as a result of the lapse of vesting restrictions on these shares.

(5)
Mr. Blackley acquired 795 shares of common stock with a market price of $41.83 on January 12, 2009, 318 shares of common stock with a market price of $37.08 on January 18, 2009, 87 shares of common stock with a market price of $41.83 on January 12, 2009, 481 shares of common stock with a market price of $41.83 on January 12, 2009, and 412 shares of common stock with a market price of $43.80 on December 17, 2009, all as a result of the lapse of vesting restrictions on these shares.

NONQUALIFIED DEFERRED COMPENSATION

        The Corporation's Supplemental Executive Savings Plan, established effective as of January 1, 2006, supplements benefits under the Savings Plan (described on page 29 of this proxy statement) with respect to limitations imposed by rules promulgated under the Code. The Supplemental Plan provides deferred compensation to senior executives of the Corporation, including the Named Executive Officers, and serves in part as the successor to the supplemental executive retirement plans that were terminated effective December 31, 2005. The actuarial equivalent lump sum value of the participant's benefits under the terminated supplemental executive retirement plans were credited to specified accounts in the Supplemental Plan. Each participant in the Supplemental Plan selects how the participant's account balances should be invested from alternatives offered by the Corporation, including equity and debt funds, which selection may be changed daily by the participant. A participant may have the participant's account balance in the Supplemental Plan distributed to the participant as soon as administratively feasible after the six month anniversary of the termination of the participant's employment by the Corporation or an affiliate.

        The following table provides information with respect to the deferral of compensation on a basis that is not tax-qualified for each Named Executive Officer in 2009.

Name	Executive Contributions in 2009	Corporation Contributions in 2009(1)	Aggregate Earnings in 2009(2)	Aggregate Balance at December 31, 2009(3)
Morten Arntzen	—	$33,290	$173,769	$841,257
Myles R. Itkin	—	$27,090	$46,952	$2,957,479
Robert E. Johnston	—	$18,311	$1,170,830	$5,258,518
Mats Berglund	—	$16,499	$79,202	$308,044
Ian T. Blackley	—	$4,772	$28,005	$146,496

(1)
Constitutes the Corporation's contribution under the Supplemental Plan for each Named Executive Officer. These are the same amounts as provided in the All Other Compensation Table under the column titled Nonqualified Defined Contribution Plan.

(2)
Constitutes the aggregate earnings for each Named Executive Officer on the Officer's account balance under the Supplemental Plan. Such earnings are not deemed to be preferential or above market and, therefore, are not included in the Summary Compensation Table.

(3)
Constitutes the aggregate balance under the Supplemental Plan for each Named Executive Officer at fiscal year end.

 EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE OF CONTROL

        The Corporation has entered into employment agreements with the Chief Executive Officer and Mr. Mats Berglund. The Corporation has also entered into change of protection agreements with each of the Named Executive Officers and adopted the Severance Plan which covers the Named Executive Officers other than the Chief Executive Officer. The employment agreements and the Severance Plan are designed to offer executives protection for a possible loss of income if their employment is terminated without Cause. The term Cause as defined in such agreements (other than Mr. Berglund's employment agreement) and the Severance Plan generally means (i) the executive's willful misconduct involving the Corporation or its assets, business or employees or in the performance of the executive's duties which materially injure the Corporation, (ii) the executive's indictment for, or conviction of (or plea of guilty or nolo contendere to), a felony or, under the Severance Plan, certain other crimes, (iii) the executive's continued and substantial failure to perform the executive's duties with the Corporation which failure continues for a period of at least ten (10) days after written notice thereof from the Corporation, (iv) the executive's breach of any material provision of any agreement with the Corporation, which breach, if curable is not cured within ten (10) days after written notice from the Corporation or (v) the executive's failure to attempt in good faith to promptly follow a written direction of the Board or, other than Mr. Arntzen's agreements, a more senior officer.

        The Corporation and Mr. Arntzen are parties to an employment letter agreement dated as of January 19, 2004, as amended on February 15, 2007 and December 31, 2008, pursuant to which the Corporation employs Mr. Arntzen as its President and Chief Executive Officer at a base salary of no less than $900,000 per year. If the Corporation terminates Mr. Arntzen's employment without Cause or Mr. Arntzen resigns with Good Reason (as defined in the agreement) prior to January 19, 2012, then, upon Mr. Arntzen's signing of a general release, the Corporation shall pay him two years of base salary, a pro-rata portion of his annual bonus for the year in which such termination occurs based on actual results for such year and continued health care coverage for up to 18 months. The term Good Reason (as used in Mr. Arntzen's employment letter agreements) generally means (i) any material diminution in Mr. Arntzen's position, duties, responsibilities, or authority or assignment to him of duties and responsibilities materially inconsistent with his position, (ii) any reduction in annual base salary, (iii) relocation of his principal business location outside of Manhattan and more than 50 miles from his current principal residence, (iv) any material breach by the Corporation of any material provision of the letter agreement, (v) the failure of the Board to elect or re-elect him as a member of the Board or as President or his removal from any such position (if not for Cause), or (vi) the failure of an acquiror of all or substantially all of the assets or business of the Corporation to assume the Corporation's obligations under the employment letter agreement.

        The Corporation and Mr. Berglund are parties to an employment letter agreement dated June 29, 2005 pursuant to which the Corporation employs Mr. Berglund as a Senior Vice President and Head of Crude Transportation at a base salary of $550,000 per year. The agreement contains restrictive covenants, including an agreement not to solicit or induce employees to cease working for the Corporation or its subsidiaries during the term of the agreement and for one year thereafter. The Corporation and Mr. Berglund are also parties to an agreement that provides that the definition of "Cause" and "Good Reason" set forth in his employment letter will not apply while he is entitled to severance benefits under the Severance Plan or his change of control protection agreement.

        The Corporation and Mr. Arntzen are parties to a change of control protection agreement that was amended and restated as of December 31, 2008, providing that if there is a Change of Control on or prior to January 19, 2012, Mr. Arntzen will be entitled to certain payments and benefits upon a termination of his employment (whether voluntary or involuntary) for any time within two years after the Change of Control or upon termination of his employment by the Corporation without Cause or by Mr. Arntzen with Good Reason within 120 days prior to the Change of Control. Upon any such termination, Mr. Arntzen will be entitled to payment of incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect. If such termination is without Cause or for Good Reason, Mr. Arntzen will also be entitled to receive (i) three times his annual salary plus his highest target annual incentive compensation in effect within 180 days prior to or at any time after the Change of Control; provided that if no target annual incentive compensation is in effect during such period, then Mr. Arntzen's target incentive compensation will be deemed to be 50% of his annual base salary rate in effect immediately prior to his termination, (ii) an amount equal to 36 months of additional employer contributions under any qualified or nonqualified defined contribution plan or arrangement maintained by the Corporation applicable to Mr. Arntzen with an increase in his age by three years for purposes of calculating any early retirement subsidy or actuarial reduction, (iii) a pro rata annual bonus for the year in which Mr. Arntzen's employment is terminated based on the actual results for such year and pro rated based on the portion of the year Mr. Arntzen was employed, (iv) three years of continued coverage for Mr. Arntzen and his dependents under the Corporation's health plan and for Mr. Arntzen under the Corporation's life insurance plan, and (v) full vesting of any outstanding equity awards. In addition, if and to the extent that payments, benefits and other amounts received by Mr. Arntzen as a result of a change of control that are subject to excise tax ("parachute payments" under Section 280G of the Code) exceed the Section 280G safe harbor threshold by 10% or less, the Corporation will not provide a gross-up to Mr. Arntzen. Instead, the amounts to be paid to Mr. Arntzen will be reduced or "cutback", to an amount that would result in no excise tax being due but only if the reduced payments, benefits and other amounts (after tax) would be greater than the unreduced amounts less the payment by Mr. Arntzen of applicable excise and other taxes. If such amounts exceed the Section 280G safe harbor threshold by more than 10%, the Corporation will provide Mr. Arntzen with a gross-up on any excise tax incurred by him.

        The Corporation also is party to a Change of Control Protection Agreement, dated as of December 31, 2008, with each of Messrs. Itkin, Johnston, Berglund and Blackley each providing that if there is a Change of Control on or prior to December 31, 2011 and the executive's employment with the Corporation is terminated by the Corporation without Cause or by the executive for Good Reason at any time within two years after the Change of Control or if a Change of Control takes place within 90 days after an executive is terminated in an Anticipatory Termination (as defined in the Agreement), the executive will receive the following payments and benefits from the Corporation: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) two times (1.5 times in the case of Mr. Blackley) the sum of (x) the executive's annual base salary rate in effect immediately prior to his termination plus (y) the executive's highest target annual incentive compensation in effect within 180 days prior to, or at any time after, the Change of Control; provided, that if no target annual incentive compensation is in effect during such period, then the executive's target incentive compensation will be deemed to be 50% of the executive's annual base salary rate in effect immediately prior to his termination; (iii) an amount equal to 24 months (18 months for Mr. Blackley) of additional employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement maintained by the Corporation, applicable to the executive; (iv) a pro rata annual bonus for the year in which the executive's employment is terminated based on the actual results for such year and pro rated based on the portion of the year the executive was employed; (v) continued health care benefits for up to 24 months (18 months for Mr. Blackley); and (vi) full vesting of outstanding equity awards. If and to the extent that the executive receives "parachute payments" as a result of the Change of Control, the executive will receive the "modified gross-up" as described above with respect to Mr. Arntzen.

        Messrs. Itkin, Johnston, Berglund and Blackley have also agreed under such agreement that during the term of the executive's employment with the Corporation and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation and (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the executive was involved during the executive's employment. During the executive's employment and, if the executive is receiving payments under the agreement, for the one year period following the termination of the executive's employment with the Corporation, the executive will not compete with any business conducted by the Corporation, will not solicit any employee of the Corporation to leave the employ of the Corporation and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity.

        The Severance Plan originally became effective on January 1, 2006 and will continue until terminated on not less than one year's notice to the executives then participating in the Severance Plan. The Severance Plan provides that if employment with the Corporation is terminated without Cause, the executive will receive the following payments and benefits: (i) incurred but unreimbursed business expenses, accrued but unpaid base salary, bonus, vacation pay or other compensation, and other amounts or vested benefits due under the then applicable employee benefit, equity or incentive plans of the Corporation then in effect; (ii) an amount equal to the executive's monthly base salary rate in effect prior to the termination for 24 months (18 months in the case of Mr. Blackley) after the executive's employment terminates; (iii) a pro-rata portion of the executive's annual bonus for the year in which the executive's termination occurs based on actual results for such year; and (iv) continued health care coverage for up to 18 months.

        Pursuant to the Severance Plan, Messrs. Itkin, Johnston, Berglund and Blackley each agreed that during the term of the executive's employment and thereafter the executive shall (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Corporation, (ii) fully cooperate with the Corporation in connection with any matter, investigation, proceeding or litigation regarding any matter in which the executive was involved during the executive's employment and (iii) not disparage the Company or its employees, officers, directors, products or services. During the executive's employment and for the one year period following the termination of the executive's employment with the Corporation, the executive will not compete with any material business conducted by the Corporation on the date the executive is terminated and will not solicit or induce any customer of the Corporation to purchase services offered by the Corporation from another entity. During the executive's employment and for the two year period following the termination of the executive's employment, the executive will not solicit any employee of the Corporation to leave the employ of the Corporation.

        The following table discloses the amounts payable to the Named Executive Officers upon termination of the executive's employment due to involuntary termination without Cause, death, Disability (the executive's failure to perform the executive's material duties and responsibilities as a result of a physical or mental illness or injury for more than one hundred and eighty (180) days during a three hundred and sixty-five (365) day period), or in connection with a change of control of the Corporation with involuntary termination or voluntary termination with good reason. No Named Executive Officer is currently eligible for normal retirement at age 65. The table excludes amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees, such as the Savings Plan and the Supplemental Executive Savings Plan. Under the change of control protection agreements, if an executive's employment is terminated for "Cause", then the executive will not receive any benefits or compensation other than any accrued salary or vacation pay that remained unpaid through the date of termination and, therefore, there is no presentation of termination for "Cause" in the table below.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL(1)

Event	Morten Arntzen	Myles R. Itkin	Robert E. Johnston	Mats Berglund	Ian T. Blackley
Involuntary Termination Without Cause or, with respect to Mr. Arntzen, voluntary with Good Reason—No Change of Control
Cash severance payment(2)	$1,800,000	$1,320,000	$1,150,000	$1,100,000	$562,500
Health Benefits(3)	$14,121	$9,035	$9,035	$14,121	$14,121
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(5)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(6)	$2,881,974	$581,854	$450,092	$512,325	$201,687
Accelerated performance share units(7)	$1,247,011	$0	$0	$0	$0

Total	$5,943,105	$1,910,889	$1,609,127	$1,626,446	$778,307
Death
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(5)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(6)	$2,881,974	$581,854	$450,092	$512,325	$201,687
Accelerated performance share units(7)	$1,247,011	$0	$0	$0	$0

Total	$4,128,985	$581,854	$450,092	$512,325	$201,687
Disability
Accelerated time-based stock options(4)	$0	$0	$0	$0	$0
Accelerated performance-based stock options(5)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(6)	$2,881,974	$581,854	$450,092	$512,325	$201,687
Accelerated performance share units(7)	$1,247,011	$0	$0	$0	$0

Total	$4,128,985	$581,854	$450,092	$512,325	$201,687
Change in Control with Involuntary Termination or Voluntary with Good Reason
Cash severance payment(8)	$8,100,000	$2,640,000	$2,300,000	$2,200,000	$1,125,000
Health Benefits(9)	$41,073	$18,019	$18,019	$23,105	$14,121
Retirement Benefits(10)	$408,600	$214,200	$190,400	$117,400	$67,050
Accelerated time-based stock options(11)	$225,873	$43,635	$33,369	$43,635	$13,860
Accelerated performance-based stock options(11)	$0	$0	$0	$0	$0
Accelerated time-based restricted stock(11)	$3,314,973	$581,854	$450,092	$512,325	$201,687
Accelerated performance share units(11)	$2,078,352	$0	$0	$0	$0
Modified Gross-Up(12)	$4,688,457	$0	$0	$0	$0

Total	$18,857,328	$3,497,708	$2,991,880	$2,896,465	$1,421,717

Notes:

(1)
The values in this table reflect estimated payments associated with various termination scenarios; assumes a stock price of $43.95 (based on the closing price of OSG stock as of 2009 fiscal year end, except where otherwise noted) and includes all outstanding grants through the assumed termination date of December 31, 2009; actual value will vary based on changes in the Corporation's stock price.

(2)
Cash severance equal to two times the Named Executive Officer's annual salary except for Mr. Blackley who receives one and one-half times his base salary.

(3)
Continued healthcare coverage for up to 18 months.

(4)
Under the 2004 Stock Incentive Plan, all unvested time-based options are forfeited upon an involuntary termination, death, Disability or retirement except for one grant made on February 15, 2007 to Mr. Arntzen. The stock option will vest based on the period of service from the grant date through the termination date if Mr. Arntzen is terminated due to involuntary termination, death or Disability.

(5)
Mr. Arntzen received performance-based stock options on February 15, 2007 under the 2004 Stock Incentive Plan. The stock options will vest based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability provided the Compensation Committee determines that the performance goals would likely have been achieved. (This table assumes the Committee would reach this conclusion).

(6)
Under the 2004 Stock Incentive Plan, only unvested time-based restricted stock awarded in 2006 and later accelerates upon an involuntary termination or termination due to death, Disability or retirement. The time-based restricted stock award granted to Mr. Arntzen on February 17, 2007 will vest only based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability. The value represents the closing price of the Corporation's stock on December 31, 2009 ($43.95) multiplied by the number of shares that vest. All other unvested restricted stock are forfeited.

(7)
Mr. Arntzen received a performance restricted stock unit award on February 15, 2007 under the 2004 Stock Incentive Plan. The performance restricted stock unit will vest based on the period of service from the grant date through the termination date if Mr. Arntzen's employment is terminated due to involuntary termination, death or Disability provided the Compensation Committee determines that the performance goals would likely have been achieved. (This table assumes the Committee would reach this conclusion). The other Named Executive Officers received performance share unit awards on January 10, 2007 under the 2004 Stock Incentive Plan that were forfeited on December 31, 2009 due to failure to achieve the performance conditions placed on the award.

(8)
Cash severance for termination following a change of control is equal to the sum of the executive's annual salary plus target annual bonus times the executive's severance multiple as follows: three times for Mr. Arntzen and two times for Messrs. Itkin, Johnston and Berglund and one and one-half times for Mr. Blackley.

(9)
Continued healthcare coverage for termination following a change of control for up to 18 months for Mr. Blackley, 24 months for Messrs. Itkin, Johnston and Berglund and 36 months for Mr. Arntzen.

(10)
Continued employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement equal to 18 months Mr. Blackley, 24 months for Messrs. Itkin, Johnston and Berglund and 36 months for Mr. Arntzen.

(11)
Under the 2004 Stock Incentive Plan, all unvested options and restricted stock vest upon a change of control regardless of whether a termination has occurred. Note that the performance-based options and performance shares granted to Mr. Arntzen in 2007 will only accelerate if the Compensation Committee determines that the performance goals would likely be achieved. (This table assumes the Compensation Committee would reach this conclusion). The stock option value represents the intrinsic value (based on a $43.95 stock price, the closing price of the Corporation's stock as of 2009 fiscal year end) of unvested stock options that would vest in the event of a change of control. The restricted stock (including performance shares) value is equal to the number of shares that vest multiplied by $43.95.

(12)
The Corporation provides a gross up to cover excise taxes only if the parachute payments exceed 110% of the safe harbor amount. Based on the Corporation's estimates, Mr. Arntzen would be subject to an excise tax payment and would receive a gross-up from the Corporation as his parachute payments exceed 110% of the safe harbor limit.

 DIRECTOR COMPENSATION

        The Board of Directors believes that the fees that are paid to its non-management directors are reasonable and competitive with the fees paid to non-management directors of comparable companies. In order to demonstrate the Board's commitment to reducing the Corporation's general and administrative costs, on June 9, 2009 the Board approved the reductions in cash fees listed below payable to the Corporation's non-management directors, effective for the one year period from July 1, 2009 to June 30, 2010. On March 2, 2010, the Board approved a one year extension of the reductions until June 30, 2011.

  •
  Annual retainer, payable quarterly, reduced by $5,000 to $45,000 from $50,000.

  •
  Compensation Committee meeting fee reduced by $500 per meeting to $1,500 per meeting from $2,000 per meeting.

  •
  Corporate Governance and Nominating Committee meeting fee reduced by $1,000 per meeting to $1,000 per meeting from $2,000 per meeting.

  •
  Annual retainer, payable quarterly, for the Chairman of the Corporate Governance and Nominating Committee reduced by $2,500 to $5,000 from $7,500.

  •
  Annual retainer, payable quarterly, for the nonexecutive Chairman of the Board reduced by $12,500 to $112,500 from $125,000.

        During 2009, non-management directors received a fee of $2,000 for each meeting of the Board of Directors they attended. The Chairmen of the Audit Committee and the Compensation Committee received an additional fee of $15,000 per year and $10,000 per year, respectively, payable quarterly. Each member of the Audit Committee received a fee of $2,000 for each meeting of the Audit Committee the member attended.

        Under the 2004 Stock Incentive Plan, as previously amended and restated as of June 10, 2008 (the "2004 Plan"), the Board has the discretion to grant various types of equity-based awards to non-employee directors. On June 9, 2009, the Board granted 2,820 restricted stock units to each continuing non-employee director of the Corporation under the 2004 Plan, which units awarded to each director on the grant date had a market value of $99,997. Each restricted stock unit represents a contingent right to receive one share of Common Stock upon such non-employee director's termination of service as a Board member. One-quarter of the restricted stock units vest on each of (i) the earlier of (a) the first anniversary of the grant date and (b) the next annual meeting of the Corporation's stockholders and (ii) the second, third and fourth anniversaries of the grant date provided that if a non-employee director ceases to be a director on or after the first vesting date for any reason other than for Cause the non-employee director automatically vests in the remaining unvested restricted stock units. The restricted stock units have no voting rights, may not be transferred or otherwise disposed while the holder is a director and pay dividends in the form of additional restricted stock units at the same time dividends are paid on the Common Stock in an amount equal to the result obtained by dividing (i) the product of (x) the amount of units owned by the holder on the record date for the dividend on the Common Stock times (y) the dividend per share on the Common Stock by (ii) the closing price of a share of Common Stock on the payment date for the dividend on the Common Stock, which restricted stock units vest immediately upon payment.

        Effective July 1, 2008, the Board adopted the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") to provide an opportunity for directors of the Corporation who are not employees of the Corporation or a subsidiary to defer all or a portion of their "eligible director fees" in the form of cash. Such directors may elect to invest the deferred fees in a cash account and/or in Common Stock of the Corporation in the form of a unit measurement called a "phantom share." A phantom share is the equivalent of one share of the

Corporation's common stock. The Corporation believes that the Deferred Compensation Plan enhances the Corporation's ability to attract and retain directors of outstanding competence.

        "Eligible director fees" invested in the cash account earn interest quarterly at a rate equal to the Corporation's then long-term borrowing rate under the Corporation's principal credit facility. Each phantom share is credited with the same cash dividend as is paid on a share of Common Stock at the same time such cash dividend is paid and is deemed reinvested in phantom shares (based on the fair market value of a share of common stock on the date the cash dividend is paid). Shares of Common Stock available for issuance under the Deferred Compensation Plan are issued from treasury shares. For 2009, Messrs. Batkin, Coleman, Fribourg, Oudi Recanati and Vettier elected to participate in the Deferred Compensation Plan.

        The following table shows the total compensation paid to the Corporation's non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
G. Allen Andreas III	83,500	99,997	—	—	183,497
Alan R. Batkin	69,500	99,997	—	—	169,497
Thomas B. Coleman	65,000	99,997	—	—	164,997
Charles A. Fribourg	76,500	99,997	—	—	176,497
Stanley Komaroff	89,500	99,997	—	—	189,497
Solomon N. Merkin	67,500	99,997	—	—	167,497
Joel I. Picket	89,500	99,997	—	—	189,497
Ariel Recanati	83,500	99,997	—	—	183,497
Oudi Recanati	80,750	99,997	—	—	180,747
Thomas F. Robards	98,500	99,997	—	—	198,497
Jean-Paul Vettier	66,500	99,997	—	—	166,497
Michael J. Zimmerman	211,250	99,997	—	—	311,247

(1)
Consists of annual Board fees, Board Chairman and committee Chairman fees, and Board and committee meeting fees.

(2)
On June 9, 2009, each director was granted 2,820 restricted stock units under the 2004 Plan having a fair market value on the date of grant of $99,997

(3)
The following directors participated in the Deferred Compensation Plan for 2009 and deferred the amounts set forth next to their names: Messrs. Batkin—$69,500, Coleman—$65,000, Fribourg—$76,500, Oudi Recanati—$80,750 and Vettier—$33,750.

(4)
Under the Deferred Compensation Plan, each phantom share is credited with dividends payable in the form of additional phantom shares as described in the paragraph preceding this table.

        The table below shows for each nonemployee director the aggregate number of shares of Common Stock underlying unexercised options at December 31, 2009. All options were fully exercisable at December 31, 2009. At December 31, 2009, each nonemployee director held 3,772 unvested restricted stock units.

Name	Number of Securities Underlying Unexercised Options
G. Allen Andreas III	7,500
Alan R. Batkin	5,000
Thomas B. Coleman	8,500
Charles A. Fribourg	11,500
Stanley Komaroff	2,000
Solomon N. Merkin	5,000
Joel I. Picket	3,000
Ariel Recanati	2,000
Oudi Recanati	5,000
Thomas F. Robards	7,500
Jean-Paul Vettier	7,500
Michael J. Zimmerman	11,500

Director Stock Ownership Guidelines

        The Corporation encourages stock ownership by directors in order to more strongly align interests of directors with the long-term interests of the Corporation's stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation. The Corporate Governance Guidelines provide that each non-management director is expected to own shares of common stock (including restricted stock units convertible into shares of common stock and stock option holdings) with a market value of at least five times his or her annual base cash retainer (currently a minimum total market value of $225,000). New non-management directors have five years to achieve this target ownership threshold. Directors serving in March 2010, the time this ownership requirement was first adopted, have until March 2013 to achieve this target ownership level.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Corporation's directors, executive officers and any persons holding more than 10 percent of the Corporation's Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the SEC. Based on material provided to the Corporation, all such reports were filed on a timely basis in 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers as independent registered public accounting firm for the Corporation and its subsidiaries for the year 2010, subject to the ratification of the stockholders at the Annual Meeting. If the appointment is not ratified by stockholders, the selection of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee.

        PricewaterhouseCoopers LLP, a well known and well qualified firm of public accountants, served as the independent registered public accounting firm of the Corporation for the year 2009. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

        Ernst & Young LLP served as the independent registered public accounting firm of the Corporation from the organization of the Corporation in 1969 through the fiscal year ended December 31, 2008. On June 15, 2009, the Audit Committee dismissed Ernst & Young LLP as the independent registered public accounting firm of the Corporation and engaged PricewaterhouseCoopers in such position for 2009. The reports of Ernst & Young LLP on the consolidated financial statements of the Corporation and its subsidiaries for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Corporation's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through June 15, 2009, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in its reports on the Corporation's consolidated financial statements for such years or period.

        Audit Fees.    Audit fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2009 for professional services rendered for the audit of the Corporation's annual financial statements for the year ended December 31, 2009, the review of the financial statements included in the Corporation's Forms 10-Q, Sarbanes-Oxley Section 404 attestation procedures, statutory financial audits for the Corporation's subsidiaries as well as those services that only the independent registered public accounting firm reasonably could have provided and services associated with documents filed with the SEC and other documents issued in connection with securities offerings, were $932,000.

        Audit fees incurred by the Corporation to Ernst & Young LLP in 2009 (prior to their dismissal), 2008 and 2007 for professional services rendered for the audit of the annual financial statements of each of the Corporation and OSG America L.P. (a subsidiary of the Corporation) for the years ended December 31, 2009, 2008 and 2007, the review of the financial statements included in the Forms 10-Q of the Corporation and OSG America L.P., Sarbanes-Oxley Section 404 attestation procedures, statutory financial audits for the subsidiaries of the Corporation as well as those services that only the independent registered public accounting firm reasonably could have provided and services associated with documents filed with the SEC and other documents issued in connection with securities offerings, were $266,400, $2,002,800 and $2,818,600, respectively.

        Audit-Related Fees.    Audit-related fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2009 for accounting consultations related to accounting, financial reporting or disclosure matters, not classified as "Audit services", were $60,500.

        Audit-related fees incurred by the Corporation to Ernst & Young LLP in 2008 and 2007 for accounting consultations related to accounting, financial reporting or disclosure matters, including advice on accounting treatment in 2008 and matters related to the public offering by one of the Corporation's subsidiaries in 2007, not classified as "Audit services", were $18,000 and $62,400, respectively.

        Tax Fees.    Total fees incurred by the Corporation to PricewaterhouseCoopers LLP in 2009 for each of the Corporation and OSG America L.P. for the preparation of tax returns and tax planning were $792,500. Total fees incurred by the Corporation to Ernst & Young LLP in 2009, 2008 and 2007 for the preparation of foreign tax returns and tax planning were $36,600, $47,600 and $89,200, respectively.

        All Other Fees.    During 2009, no services were performed by, or fees incurred to, PricewaterhouseCoopers LLP other than as described above. During 2008 and 2007, no services were performed by, or fees incurred to, Ernst & Young LLP other than as described above.

        The Audit Committee considered whether the provision of services described above under "Tax Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

        The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In each case, the Audit Committee sets a specific annual limit on the amount of such services the Corporation could obtain from its independent registered public accounting firm without seeking specific approval, and requires management to report each specific engagement to the Audit Committee on a quarterly basis.

AUDIT COMMITTEE REPORT

        Management has primary responsibility for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting and for preparation of the consolidated financial statements of the Corporation. The Corporation's independent registered public accounting firm is responsible for performing independent audits of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and the effectiveness of the Corporation's internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Board has adopted a written Audit Committee Charter which is posted on the Corporation's website at www.osg.com.

        In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and the Corporation's independent registered public accounting firm concerning the quality of the accounting principles, the reasonableness of significant judgments and the adequacy of disclosures in the financial statements. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with management and the Corporation's independent registered public accounting firm. The Audit Committee further discussed with the Corporation's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and PCAOB Accounting Standard No. 5, "An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements". The Audit Committee met eleven times during 2009. The members of the Audit Committee are considered to be independent because they satisfy the independent requirements for Board of Directors members prescribed by the NYSE listing standards and Rule 10A-3 under the 1934 Act.

        The Corporation's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence and considered the compatibility of nonaudit services with the registered public accounting firm's independence.

        The Committee also reviewed management's report on its assessment of the effectiveness of the Corporation's internal control over financial reporting and the Corporation's independent registered public accounting firm's report on the effectiveness of the Corporation's internal control over financial reporting.

        Based upon the Audit Committee's discussions with management and the Corporation's independent registered public accounting firm, the Audit Committee's review of the representations of management, the certifications of the Corporation's chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements and management's assessment of the effectiveness of the Corporation's internal control over financial reporting referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Audit Committee: Thomas F. Robards, Chairman G. Allen Andreas, III Joel I. Picket Ariel Recanati

        In accordance with the rules of the SEC, the Audit Committee report does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN AND
RE-APPROVAL OF SECTION 162(M) PERFORMANCE GOALS UNDER PLAN

        Stockholders are being asked to approve an amendment and restatement, effective as of June 2, 2010 (the "Restatement") of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan"), which was previously amended and restated as of June 10, 2008. The purpose of the Stock Incentive Plan is to enable the Corporation to offer employees, consultants and non-employee directors stock-based and other incentives in the Corporation, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Corporation's stockholders.

        The Stock Incentive Plan was initially adopted by the Board of Directors on April 20, 2004 and thereafter approved by stockholders at the 2004 Annual Meeting on June 1, 2004. On March 4, 2008, the Board of Directors approved an amendment and restatement of the Stock Incentive Plan, effective as of June 10, 2008, that was thereafter approved by stockholders at the 2008 Annual Meeting on June 10, 2008. The Restatement, which was approved by the Board of Directors on March 2, 2010, subject to stockholder approval, includes the following modifications:

  •
  Increase of the Aggregate Share Reserve.  The current aggregate share reserve of 3,115,000 shares of Common Stock under the Stock Incentive Plan will be increased by an additional 2,550,000 shares for a total share reserve of 5,665,000 shares of Common Stock under the Stock Incentive Plan. The Board of Directors believes that stock ownership by employees focuses employees on long-term performance and aligns such employees' financial interests with those of stockholders. The Board of Directors also believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of Common Stock remains available for issuance of equity incentives. Such equity incentives will enable the Corporation to attract and retain key employees, consultants and non-employee directors which is essential to the Corporation's long-term growth and financial success.

  •
  Increase of the "fungible" share limit.  In connection with the increase in the aggregate share reserve, the "fungible" share limit, which limits the number of "full-value awards" (e.g.,

    restricted stock) that may be granted under the Stock Incentive Plan by counting shares granted pursuant to such awards as multiple shares against the aggregate share reserve, will be increased from 2 shares for every share granted to 2.2 shares for every share granted.

  •
  Term Extension.  The term of the Stock Incentive Plan is extended from April 20, 2014 until June 2, 2020.

  •
  Deferral of dividends and dividend equivalents on performance based awards.  The payment of dividends and dividend equivalents declared during a performance period with respect to the number of shares of Common Stock covered by a performance award or by a restricted stock or other stock-based award that vests based on the attainment of performance goals are deferred until expiration of the performance period and conditioned upon the attainment of the performance goals.

        In addition to the foregoing, stockholders are being requested to re-approve the Section 162(m) performance goals under the Stock Incentive Plan so that certain incentive awards granted under the Stock Incentive Plan to executive officers of the Corporation may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of publicly-held companies. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Restatement and the Section 162(m) performance goals thereunder. If the Restatement is not approved, the Stock Incentive Plan, as previously amended and restated as of June 10, 2008 will continue in effect. The Board of Directors recommends that the stockholders vote "for" the approval of the Restatement and the Section 162(m) performance goals thereunder.

        The following description of the Stock Incentive Plan, as amended and restated pursuant to the Restatement, is a summary and is qualified in its entirety by reference to the Restatement, a copy of which is attached as Appendix A to this proxy statement.

Administration

        The Stock Incentive Plan is administered by a committee (the "Committee"). The Compensation Committee of the Board of Directors of the Corporation (or such other committee of the Board of Directors appointed for purposes of administering the Plan) serves as the Committee with respect to the application of the Stock Incentive Plan to employees and consultants and consists of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under Section 16(b) of the 1934 Act, Section 162(m) of the Code and the rules and regulations of the NYSE, a "non-employee director" as defined in Rule 16b-3, an "outside director" as defined under Section 162(m) of the Code and an "independent director" as defined under the rules and regulations of the NYSE. The Board of Directors (other than any member of the Board of Directors who is an employee of the Corporation or its affiliates) serves as the Committee with respect to the application of the Stock Incentive Plan to non-employee directors.

        The Committee has the full authority to administer and interpret the Stock Incentive Plan, to grant discretionary awards under the Stock Incentive Plan, to determine the persons to whom awards will be granted, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the Stock Incentive Plan), to determine the terms and conditions of awards, to prescribe the form of instruments evidencing awards and to make all other determinations and to take all such steps in connection with the Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable.

        The terms and conditions of individual awards will be set forth in written agreements consistent with the Stock Incentive Plan. Awards under the Stock Incentive Plan may not be made on or after the tenth anniversary of the approval of the Restatement by the stockholders (i.e., June 2, 2020), but awards granted prior to such date may extend beyond that date, except that awards (other than stock options or stock appreciation rights) that are intended to be "performance-based" under Section 162(m) of the Code will not be made after the fifth anniversary of the stockholder approval of the performance goals under the Stock Incentive Plan (i.e., June 2, 2015) unless the performance goals are re-approved by the stockholders.

Eligibility and Types of Awards

        Employees, consultants, and prospective employees and consultants of the Corporation and its affiliates and non-employee directors of the Corporation are eligible to be granted non-qualified stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards and other stock-based awards under the Stock Incentive Plan. Eligibility for awards under the Stock Incentive Plan is determined by the Committee, in its sole discretion. As of March 31, 2010, there are 393 employees, no consultants and 12 non-employee directors who are eligible to participate in the Plan.

Available Shares

        The aggregate number of shares of Common Stock authorized for issuance or reference purposes under the Plan is 5,665,000, subject to adjustment as described below. Any shares of Common Stock that are subject to an option or SAR granted under the Plan granted after December 31, 2009 are counted against this limit as one share of Common Stock for every share of Common Stock that was granted. Any shares of Common Stock subject to an award other than an option or SAR granted under the Plan after December 31, 2009 are counted against this limit as 2.2 shares of Common Stock for every share of Common Stock granted.

        If after December 31, 2009 any shares of Common Stock subject to an award under the Plan or the Overseas Shipholding Group, Inc. 1998 Stock Option Plan, as amended from time to time, are forfeited or expire, or any award under the Plan is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of the forfeiture, expiration or cash settlement, again be available for issuance under the Plan as described in the next paragraph. The following shares of Common Stock will not be added to the shares of Common Stock authorized for grant under the Plan: (i) shares of Common Stock tendered by a participant or withheld by the Corporation in payment of the purchase price of an option, (ii) shares of Common Stock tendered by a participant or withheld by the Corporation to satisfy any tax withholding obligation with respect to an award, (iii) shares of Common Stock subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and (iv) shares of Common Stock reacquired by the Corporation on the open market or otherwise using cash proceeds received by the Corporation from the exercise of stock options.

        Any shares of Common Stock that again become available for grant pursuant to the Plan after December 31, 2009 will be added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to options or SARs granted under the Plan, and as 2.2 shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to awards other than options or SARs granted under the Plan.

        Shares of Common Stock under awards granted under the Plan in substitution or exchange for awards granted by a company acquired by the Corporation or any affiliate or subsidiary, or with which the Corporation or any affiliate or subsidiary combines, will not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Corporation or any affiliate or subsidiary or with which the Corporation or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and will not reduce the shares of Common Stock authorized for grant under the Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Corporation, an affiliate or a subsidiary prior to such acquisition or combination.

        The maximum number of shares of Common Stock subject to any stock option or SAR which may be granted under the Stock Incentive Plan during any fiscal year of the Corporation to each employee is 500,000 shares for each type of award. The maximum number of shares of Common Stock subject to any restricted stock award or other stock based award that is subject to the attainment of specified performance goals which may be granted under the Stock Incentive Plan during any fiscal year of the Corporation to each employee is 250,000 shares for each type of award. The maximum number of shares of Common Stock subject to any performance award denominated in shares of Common Stock which may be granted under the Stock Incentive Plan during any fiscal year to each employee is 250,000 shares and the maximum payment denominated in dollars under a performance award to each employee for a performance period is $5,000,000. If a performance period is less than three consecutive fiscal years, the maximum number of shares of Common Stock or payment will be adjusted.

        The Committee shall, in accordance with the term of the Stock Incentive Plan, make appropriate adjustments to the number of shares of Common Stock available for the grant of awards and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, reclassification, or exchange of shares, partial or complete liquidation, issuance of rights or warrants, sale or transfer of the Corporation's assets or business, or any special cash dividend (or any other event affecting our capital structure or business). However, other than in the case of a Change in Control (as defined in the Stock Incentive Plan), the exercise price of an outstanding stock option may not be reduced, a new lower priced stock option may not be substituted for a surrendered stock option, and a stock option may not be cancelled for cash or another award, unless approved by the stockholders of the Corporation.

Awards under the Stock Incentive Plan

        Stock Options.    The Stock Incentive Plan authorizes the Committee to grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may be no more than ten years), the exercise price (which may not be less than 100% of the fair market value of the Common Stock at the time of grant, except in the case of a substitute award), any vesting schedule, and the other material terms of each option. Options will be exercisable at such times and subject to such terms as determined by the Committee at grant. Unless the Committee determines otherwise at the time of grant, stock options granted to employees or consultants will be exercisable no earlier than one year after grant, subject to acceleration (if any) as determined by the Committee. Upon the exercise of an option, the optionee must make payment of the full exercise price (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Corporation to deliver promptly to the Corporation an amount equal to the aggregate purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, by payment in full or in part in the form of Common Stock owned by the optionee based on the fair market value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). An outstanding option or SAR may not be modified to reduce the exercise price thereof, nor may a new option or SAR at a lower price be substituted for a surrendered option or SAR nor may an option or SAR be cancelled for cash or another award (other than (i) as described above under Available Shares for specified events affecting the Corporation's capital structure or business or (ii) in connection with a Change in Control), unless such action is approved by the stockholders.

        Stock Appreciation Rights.    The Stock Incentive Plan authorizes the Committee to grant SARs either in tandem with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR") or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment either in cash or Common Stock (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of the SAR.

        A Tandem SAR is subject to the same terms and conditions of the related stock option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the stock option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of each Non-Tandem SAR will be fixed by the Committee, but, in any event, will not be in excess of ten years from the date of grant and the purchase price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except in the case of a substitute award. Tandem SARs may be exercised only at the times and to the extent that the stock options to which they relate are exercisable, and the Committee determines at grant when Non-Tandem SARs are exercisable.

        Restricted Stock Awards.    The Stock Incentive Plan authorizes the Committee to grant restricted stock awards. Recipients of restricted stock awards enter into an agreement with the Corporation subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such restrictions lapse. Restricted stock awards may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. The minimum vesting period for time-vested awards of restricted stock is three years (with pro-rata vesting permitted over such three year period), except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion. A holder of a restricted stock award does not have any of the attendant rights of a stockholder until such holder becomes a stockholder of record (with the exception of certain dividend rights). Once the holder becomes a stockholder of record the holder has all of the attendant rights of a stockholder including the right to receive dividends when paid, the right to vote shares and, subject to and conditioned upon the full vesting of shares, the right to tender such shares. Unless otherwise determined by the Committee at grant, dividends payable with respect to restricted stock that is subject to performance based vesting will be deferred until the expiration of the performance period and conditioned on the attainment of the performance goals.

        Performance Awards.    The Stock Incentive Plan authorizes the Committee to grant performance awards entitling the participant to receive a fixed number of shares of Common Stock or cash, as determined by the Committee, upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as provided below) during a specified performance period. Unless otherwise determined by the Committee at grant, dividends will be payable with respect to the shares of Common Stock underlying performance awards, but payment will be deferred until the expiration of the performance period and conditioned on the attainment of the performance goals.

        Other Stock-Based Awards.    The Stock Incentive Plan authorizes the Committee to grant awards of Common Stock and other stock based awards (including, without limitation, stock equivalent units and restricted stock units) that are valued in whole or in part by reference to, or are payable in or otherwise based on, the Common Stock and may be granted either alone or in addition to or in tandem with other awards available under the Stock Incentive Plan. The Committee will determine the terms and conditions of any such other stock based awards, which may include the achievement of performance criteria (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code, as provided below). The minimum vesting period for time-vested awards of restricted stock units is three years (with pro-rata vesting permitted over such three year period), except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion. Unless otherwise determined by the Committee at grant, dividends and dividend equivalents payable with respect to an other stock based award that is subject to performance based vesting will be deferred until the expiration of the performance period and conditioned on the attainment of the performance goals.

        Performance Goals.    As noted above, performance-based awards granted under the Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code will vest based on attainment of specified performance goals which have been established by the Committee. These performance goals will be based on one or more of the following criteria selected by the Committee:

  •
  the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Corporation (or any subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Corporation, including without limitation that attributable to continuing and/or other operations of the Corporation (or in either case a subsidiary, division, or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a specified increase in, operational cash flow of the Corporation (or a subsidiary, division, or other operational unit of the Corporation);

  •
  the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Corporation's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

  •
  the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Corporation (or a subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Corporation (or a subsidiary, division, or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Corporation (or any subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Corporation (or any subsidiary, division or other operational unit of the Corporation);

  •
  the attainment of certain target levels in the fair market value of the shares of the Corporation's Common Stock;

  •
  the growth in the value of an investment in the Corporation's Common Stock assuming the reinvestment of dividends; or

  •
  a transaction that results in the sale of stock or assets of the Corporation.

The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

  •
  restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

  •
  an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management; or

  •
  a change in accounting standards required by generally accepted accounting principles.

        In addition, such performance goals may be based upon the attainment of specified levels of Corporation (or subsidiary, division or other operational unit of the Corporation) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Change in Control

        Unless determined otherwise by the Committee at the time of grant, or, if no rights of a participant are reduced, thereafter, upon a Change in Control of the Corporation, all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become fully vested and immediately exercisable in their entirety, except if the award is assumed or substantially equivalent rights are substituted therefor by the successor entity.

        In its sole discretion, the Committee may provide for the purchase of any stock options that become vested as a result of the Change in Control, for an amount of cash equal to the excess of the Change in Control price (as defined in the Stock Incentive Plan) of the shares of Common Stock covered by such awards, over the aggregate exercise price of such awards.

        In the event of a merger or consolidation in which the Corporation is not the surviving corporation or in the event of a transaction that results in the acquisition of substantially all of the Corporation's Common Stock or all of the Corporation's assets, the Committee may elect to terminate all outstanding and unexercised awards; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each such participant will have the right to exercise all of his or her unexercised awards in full (without regard to any restrictions on exercisability).

Amendment and Termination

        Notwithstanding any other provision of the Stock Incentive Plan, the Board of Directors may at any time, amend, in whole or in part, any or all of the provisions of the Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; except that, unless otherwise required by law to comply with applicable law or accounting rules, to correct obvious drafting errors, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, except that, without the approval of stockholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Stock Incentive Plan; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of individuals eligible to receive awards under the Stock Incentive Plan; (iv) extend the maximum option term;

(v) materially alter the performance goals described above; (vi) reduce the exercise price of an award, substitute a new award at a lower price for a surrendered award or cancel an award for cash or another award; or (vii) require stockholder approval in order for the Stock Incentive Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or the rules of the NYSE or other applicable stock exchange.

Nontransferability

        Awards granted under the Stock Incentive Plan are not transferable by a participant (except to a family member, trust or partnership for the benefit of a participant or a family member, or for charitable purposes, as permitted by the Committee, in its sole discretion), other than by will or by the laws of descent and distribution. Shares of Common Stock acquired by a permissible transferee will continue to be subject to the terms of the Plan.

Material U.S. Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to options under the Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

        Stock Options.    In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Corporation will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Corporation will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income. In addition, (i) any of the Corporation's officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code as discussed below).

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in its taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a company's chief executive officer on the last day of the taxable year and the three other most highly paid executive officers (other than the chief financial officer) whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on preestablished performance goals established by the Compensation Committee, is not considered in determining whether a "covered employee's" compensation exceeds $l,000,000. It is intended that certain awards under the Stock Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a "covered employee's" compensation for the purpose of determining whether such individual's compensation exceeds $1,000,000.

        Parachute Payments.    In the event that the payment or vesting of any award under the Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the participant, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the Corporation and the participant would be subject to a 20% excise tax on such portion of the payment.

        Code Section 409A.    Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant's gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant's underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Stock Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

        ERISA/Code Section 401(a).    The Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

        Future Plan Awards.    Because future awards under the Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by current or prospective employees and officers of, advisors and independent consultants to, the Corporation or its affiliates, and directors who are neither officers nor employees of the Corporation or its affiliates and their potential contributions to the success of the Corporation, actual awards cannot be determined at this time.

        Equity Compensation Plan Information.    The following table sets forth, as of December 31, 2009, certain information related to our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	1,473,982	$50.98	959,404
Equity compensation plans not approved by security holders	—	—	—
Total	1,473,982	$50.98	959,404

(1)
Excludes shares of common stock that may be issued pursuant to the Overseas Shipholding Group, Inc. Non-employee Director Deferred Compensation Plan.

        The following table sets forth the number of time-based stock options and time-based shares of restricted stock granted by the Corporation in the years indicated. In addition, the table provides the number of shares of common stock issued following vesting of performance-based stock options and restricted stock units and the weighted average number of shares of common stock outstanding in the year indicated.

Year	Stock Options	Shares of Time-Based Restricted Stock		Number of Shares of Common Stock Issued Following Vesting of Performance Based Stock Options	Number of Shares of Common Stock Issued Following Vesting of Performance Based Restricted Stock Units	Weighted Average Number of Shares of Common Stock Outstanding
2009	0	33,840	(1)	0	0	26,863,958
2008	670,038	287,582	(2)	0	0	29,648,230
2007	346,391	155,351	(3)	0	0	34,135,672

(1)
Restricted stock units granted to non-employee directors.

(2)
Consists of 15,228 restricted stock units granted to non-employee directors and 272,515 shares of restricted stock granted to employees under the Stock Incentive Plan.

(3)
Consists of 12,000 restricted stock units granted to non-employee directors and 143,351 shares of restricted stock granted to employees under the Stock Incentive Plan.

Recommendation of the Board of Directors

        The Board of Directors recommends that stockholders vote FOR the approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as previously amended and restated as of June 10, 2008, and the re-approval of the Section 162(m) performance goals under such plan.

PROPOSALS FOR 2011 MEETING

        Any proposals of stockholders that are intended to be presented at the Corporation's 2011 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than

December 31, 2010, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

        Stockholders who wish to propose a matter for action at the Corporation's 2011 Annual Meeting, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement, must notify the Corporation in writing of the information required by the provisions of the Corporation's amended and restated by-laws dealing with stockholder proposals. The notice must be delivered to the Corporation's Corporate Secretary between March 2, 2011 and April 2, 2011. Stockholders can obtain a copy of the Corporation's amended and restated by-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 666 Third Avenue, New York, New York 10017.

GENERAL INFORMATION

        The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

        All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors, for the ratification of the appointment of Pricewaterhouse Coopers LLP as the Corporation's independent registered public accounting firm for 2010, and for the approval of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as previously amended and restated as of June 10, 2008, including re-approval of the section 162(m) performance goals under such plan. Under Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for 2010 and approval of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan as previously amended and restated as of June 10, 2008, including re-approval of the section 162(m) goals under such plan, requires the affirmative vote (in person or by proxy) of the holders of a majority of the shares of the Common Stock entitled to vote present or represented at the Annual Meeting. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining the number of votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, a broker cannot vote shares for the election of directors, unless provided with voting instructions. In 2009, the SEC approved an amendment to NYSE Rule 452 that eliminated broker discretionary voting for the election of directors.

        If you are a participant in the Savings Plan of the Corporation (the "Savings Plan") and hold Common Stock in the Savings Plan, shares of Common Stock which are held for you under the Savings Plan, as applicable, may be voted through the proxy card accompanying this mailing. The Savings Plan is administered by Vanguard Fiduciary Trust Company, as Trustee. The Trustee, as the stockholder of record of the Common Stock held in the Savings Plan, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the address indicated on the enclosed envelope. If the proxy cards representing shares of Common Stock held under the Savings Plan are not returned duly signed and dated, the

Trustee will vote the shares in the same proportion as it votes shares as to which directions have been received.

        The cost of soliciting proxies for the meeting will be borne by the Corporation. Innisfree M&A Incorporated has been retained by the Corporation to assist with the solicitation of votes for a fee of $7,500 plus reimbursement of expenses to be paid by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for doing so.

        The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 has been mailed to stockholders. The Annual Report does not form part of this Proxy Statement.

By order of the Board of Directors,
JAMES I. EDELSON
Senior Vice President, General Counsel and Secretary

New York, N.Y.
April 30, 2010

APPENDIX A

OVERSEAS SHIPHOLDING GROUP, INC.

2004 STOCK INCENTIVE PLAN,

as amended and restated

as of

June 2, 2010

OVERSEAS SHIPHOLDING GROUP, INC.

 2004 STOCK INCENTIVE PLAN

as Amended and Restated as of June 2, 2010

 ARTICLE I

PURPOSE

        The purpose of this Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 2, 2010, is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders.

        The Plan, in the form set forth herein, is effective as of June 2, 2010, subject to the requisite approval of the Company's stockholders at the 2010 Annual Meeting of Stockholders, and is an amendment and restatement of the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan which was subsequently amended and restated as of June 10, 2008.

ARTICLE II

DEFINITIONS

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1   "Acquisition Event" has the meaning set forth in Section 4.2(d).

        2.2   "Affiliate" means each of the following: (a) any Subsidiary; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

        2.3   "Award" means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

        2.4   "Board" means the Board of Directors of the Company.

        2.5   "Cause" means with respect to a Participant's Termination of Employment or Termination of Consultancy, and except as otherwise provided by the Committee in an Award agreement, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words or a concept of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words or a concept of like import)), termination due to a Participant's insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion. With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

        2.6   "Change in Control" has the meaning set forth in Article XI.

        2.7   "Change in Control Price" has the meaning set forth in Section 11.1.

        2.8   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

        2.9   "Committee" means: (a) with respect to the application of this Plan to Eligible Employees and Consultants, the Compensation Committee of the Board appointed from time to time by the Board (or another committee of the Board appointed for the purposes of administering this Plan), which Committee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a "non-employee director" as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an "independent director" as defined under such rules and regulations; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board with the exception of any member of the Board who is an employee of the Company or an Affiliate. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.10   "Common Stock" means the Common Stock, $1.00 par value per share, of the Company.

        2.11   "Company" means Overseas Shipholding Group, Inc., a Delaware corporation, and its successors by operation of law.

        2.12   "Consultant" means any natural person who is an advisor or consultant to, or subject to Section 5.2, a prospective advisor or consultant to, the Company or its Affiliates.

        2.13   "Disability" means with respect to a Participant's Termination, and except as provided by the Committee in an Award agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Except as provided by the Committee in an Award agreement, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

        2.14   "Effective Date" means the effective date of this Plan as defined in Article XV.

        2.15   "Eligible Employee" means each employee of, or subject to Section 5.2, each prospective employee of, the Company or an Affiliate.

        2.16   "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

        2.17   "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

        2.18   "Family Member" means "family member" as defined in Section A.1.(5) of the general instructions of Form S-8.

        2.19   "Good Reason" means, with respect to a Participant's Termination of Employment, and except as otherwise provided by the Committee in an Award agreement, the following: (a) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "good reason" (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award; provided, however, that with regard to any agreement under which the definition of "good reason" only applies on occurrence of a change in control, such definition of "good reason" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter; or (b) if such an agreement does not exist or if "good reason" is not defined in any such agreement, as defined in the Award agreement, if at all.

        2.20   "Non-Employee Director" means a director of the Company who is not an active employee of the Company or an Affiliate.

        2.21   "Other Stock-Based Award" means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

        2.22   "Participant" means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

        2.23   "Performance Award" means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or cash at the end of a specified Performance Period.

        2.24   "Performance Period" has the meaning set forth in Section 9.1.

        2.25   "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

        2.26   "Plan" means this Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended from time to time.

        2.27   "Prior Plan" means the Overseas Shipholding Group, Inc. 1998 Stock Option Plan, as amended from time to time.

        2.28   "Reference Stock Option" has the meaning set forth in Section 7.1.

        2.29   "Restricted Stock Award" means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, under this Plan that is subject to restrictions under Article VIII.

        2.30   "Restriction Period" has the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock Awards.

        2.31   "Retirement" means, except as otherwise provided by the Committee in an Award agreement, a Termination of Employment or Termination of Consultancy without Cause at or after age 65 or such earlier date as may be determined by the Committee at the time of grant. With respect to a Participant's Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65.

        2.32   "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

        2.33   "Section 162(m) of the Code" means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

        2.34   "Securities Act" means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

        2.35   "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

        2.36   "Stock Option" or "Option" means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

        2.37   "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        2.38   "Substitute Awards" mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

        2.39   "Termination" means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

        2.40   "Termination of Consultancy" means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the

foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

        2.41   "Termination of Directorship" means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

        2.42   "Termination of Employment" means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

        2.43   "Transfer" means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). "Transferred" and "Transferable" shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

        3.2    Grants of Awards.    The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards, and (v) Other Stock-Based Awards. In particular, the Committee shall have the authority:

    (a)
    to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

    (b)
    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

    (c)
    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

    (d)
    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

    (e)
    to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

    (f)
    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or restricted stock;

    (g)
    to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

    (h)
    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

    (i)
    to modify, extend or renew an Award, subject to Article XII herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

    (j)
    subject to Sections 6.2(k) and 7.3, to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made; and

    (k)
    to determine at grant that a Stock Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in detrimental activity with respect to the Company or its Affiliates (as such term is defined by the Committee in the Award agreement) and, to interpret such definition and to approve waivers with regard thereto.

        3.3    Guidelines.    Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

        The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

        3.4    Decisions Final.    Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

        3.5    Procedures.    The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

        3.6    Designation of Consultants/Liability.

    (a)
    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

    (b)
    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

        3.7    Indemnification.    To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

        4.1    Shares.

          (a)    Aggregate Limitation.    The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

      (i)
      The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 5,665,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights granted after December 31, 2009 shall be counted against this limit as one share for every share granted. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights granted after December 31, 2009 shall be counted against this limit as 2.2 shares for every share granted.

      (ii)
      If, after December 31, 2009, any Option or Stock Appreciation Right granted under this Plan or any option under the Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If, after December 31, 2009, any Restricted Stock Awards, Performance Awards, or Other Stock-Based Awards denominated in shares of Common Stock awarded under this Plan to a Participant are forfeited for any reason, the number of forfeited shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Awards settled in cash shall again be available for issuance under this Plan.

      (iii)
      In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Award under the Plan or an option under the Prior Plan, or for payment of withholding taxes with respect to Awards under the Plan or options under the Prior Plan, or if the number shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Stock Options granted under the Plan or options granted under the Prior Plan shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan.

      (iv)
      Any shares of Common Stock that again become available for grant pursuant to this Section 4.1(a) after December 31, 2009 shall be added back as one share if such share were subject to an Option or Stock Appreciation Right granted under the Plan or an option granted under the Prior Plan, and as 2.2 shares if such shares were subject to an Award other than an Option or a Stock Appreciation Right granted under the Plan or options under the Prior Plan.

          (b)    Individual Participant Limitations.    The following provisions apply in determining the Awards that may be granted to an individual during a fiscal year of the Company. Any shares of Common Stock that are subject to Awards shall be counted against the limits set forth below as one share for every share granted.

      (i)
      The maximum number of shares of Common Stock subject to any Option or Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 500,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Restricted Stock Award or Other Stock Based Award that is subject to the attainment of specified performance goals which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 250,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock which may be granted under this Plan during any Performance Period to each Eligible Employee shall be 250,000 shares (subject to any increase or decrease pursuant to Section 4.2), provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to Performance Awards shall be determined by multiplying 250,000 by a fraction, the numerator of which is the number of days in the Performance Period, and the denominator of which is 1095. The foregoing share limit shall apply separately to each Performance Period of one fiscal year or more, regardless of whether such Performance Periods overlap. If a Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee's individual share limitations for both Stock Appreciation Rights and Options.

      (ii)
      The maximum payment under any Performance Award denominated in dollars under this Plan to each Eligible Employee for any Performance Period shall be $5,000,000, provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum value at grant of Performance Awards subject to this subparagraph (ii) shall be determined by multiplying $5,000,000 by a fraction, the numerator of which is the number of days in the Performance Period, and the denominator of which is 1095.

      (iii)
      To the extent that shares of Common Stock or amounts for which Awards are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year of the Company or Performance Period, as the case may be, are not covered by an Award in the Company's fiscal year or Performance Period, as the case may be, such shares of Common Stock or amounts shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of this Plan.

        (c)    Substitute Awards.    Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a) or authorized for grant to an Eligible Employee in any fiscal year of the Company pursuant to Section 4.1(b). Additionally, in the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Employees, Consultants or Non-Employee Directors prior to such acquisition or combination.

        4.2    Changes.

    (a)
    The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

    (b)
    Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend (whether cash or stock), combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company's assets or business, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, the Committee shall adjust the aggregate number and kind of shares that thereafter may be issued under this Plan, the individual participant limitations under Section 4.1(b)(i), the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under this Plan, and the purchase price thereof, consistent with such change in such manner as the Committee deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company's assets or business or any other change affecting the Company's capital structure or business.

    (c)
    Unless otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

    (d)
    In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock-Based Award that provides for a Participant elected exercise effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options or Stock Appreciation Rights or any Other Stock-Based Award that provides for a Participant elected exercise that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

    If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

        4.3    Minimum Purchase Price.    Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

        5.1    General Eligibility.    All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

        5.2    General Requirement.    The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

        6.1    Options.    Stock Options may be granted alone or in addition to other Awards granted under this Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Stock Options. Each Stock Option granted under this Plan shall be a non-qualified Stock Option, not intended to be an incentive stock option within the meaning of Section 422 of the Code.

        6.2    Terms of Options.    Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a)    Exercise Price.    The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (except in the case of a Substitute Award).

          (b)    Stock Option Term.    The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted.

          (c)    Exercisability.    Unless the Committee determines otherwise at grant or as otherwise provided herein, Stock Options shall be exercisable no earlier than one year after grant (except with respect to Stock Options granted to Non-Employee Directors) and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, if the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (d)    Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, by payment in full or in part in the form of Common Stock (including by attestation) owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

          (e)    Termination by Death, Disability or Retirement.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if Participant's Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

          (f)    Involuntary Termination Without Cause or for Good Reason.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is by involuntary termination without Cause or, to the extent provided, or deemed provided because of a contractual obligation in an Award agreement, for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

          (g)    Voluntary Termination.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination is voluntary (other than a voluntary termination described in subsection (h)(y) below or covered by (f) above), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

          (h)    Termination for Cause.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, if a Participant's Termination (x) is for Cause or (y) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

          (i)    Unvested Stock Options.    Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination.

          (j)    Form, Modification, Extension and Renewal of Stock Options.    Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof, nor may a new Option at a lower price be substituted for a surrendered Option, nor may an Option be cancelled for cash or another Award (other than actions in accordance with Section 4.2 or in connection with a Change in Control), unless such action is approved by the stockholders of the Company.

          (k)    Buyout and Settlement Provisions.    Subject to Section 6.2(j) above, the Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (l)    Deferred Delivery of Common Shares.    The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee.

          (m)    Early Exercise.    The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant's Termination to exercise the

  Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

          (n)    Other Terms and Conditions.    Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

        7.1    Tandem Stock Appreciation Rights.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). Such rights may be granted either at or after the time of the grant of such Reference Stock Option.

        7.2    Terms and Conditions of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, in its sole discretion, and the following:

          (a)    Exercise Price.    The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

          (b)    Term.    A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

          (c)    Exercisability.    Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

          (d)    Method of Exercise.    A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

          (e)    Payment.    Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

        7.3    Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan. A Non-Tandem Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Non-Tandem Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2) nor may Non-Tandem Stock Appreciation Right be cancelled for cash or another Award, unless such action is approved by the stockholders of the Company.

        7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, and the following:

          (a)    Exercise Price.    The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant (except in the case of a Substitute Award).

          (b)    Term.    The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

          (c)    Exercisability.    Unless the Committee determines otherwise at grant or as otherwise provided herein, Non-Tandem Stock Appreciation Rights shall be exercisable no earlier than one year after grant (except with respect to Non-Tandem Stock Appreciation Rights granted to Non-Employee Directors) and shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (d)    Method of Exercise.    Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

          (e)    Payment.    Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

ARTICLE VIII

RESTRICTED STOCK AWARDS

        8.1    Restricted Stock Awards.    Restricted Stock Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock Awards shall be made, the number of shares to be awarded, the price

(if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock Awards upon the attainment of specified performance targets (including the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirement of Section 162(m) of the Code.

        8.2    Awards and Certificates.    Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a)    Purchase Price.    The purchase price of a Restricted Stock Award shall be fixed by the Committee. Subject to Section 4.3, the purchase price for a Restricted Stock Award may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

          (b)    Acceptance.    Restricted Stock Awards must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

        8.3    Restrictions and Conditions.    Restricted Stock Awards awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a)    Restriction Period.

      (i)
      The Participant shall not be permitted to Transfer a Restricted Stock Award awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the Restricted Stock Award. The minimum Restriction Period for time-vested Awards shall be three years (with pro-rata vesting permitted over such three year period) except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below (based on a period determined by the Committee) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any such Award.

      (ii)
      Objective Performance Goals, Formulae or Standards. If the grant of a Restricted Stock Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee (to the extent permitted under Section 162(m) of the Code) and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

          (b)    Rights as a Stockholder.    The Participant shall have none of the attendant rights of a holder of shares of Common Stock of the Company until the Participant becomes a shareholder of record (other than rights to receive additional Restricted Stock Awards for dividends and other distributions on shares of Common Stock). Once the Participant becomes a shareholder of record, the Participant shall have all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Common Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period. Notwithstanding anything to the contrary herein, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period with respect to a Restricted Stock Award that vests based upon the attainment of performance goals.

          (c)    Termination.    Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

          (d)    Lapse of Restrictions.    If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

        9.1    Performance Awards.    Performance Awards may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

        Except as otherwise provided herein, the Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

        9.2    Terms and Conditions.    Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

          (a)    Earning or Vesting of Performance Award.    At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

          (b)    Objective Performance Goals, Formulae or Standards.    The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

          (c)    Dividends.    The payment of dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award shall be deferred until the expiration of the Performance Period and conditioned upon the attainment of performance goals, unless the Committee determines that no dividends shall be paid.

          (d)    Payment.    Following the Committee's determination, shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual's earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and to the extent Section 162(m) of the Code is applicable, in accordance therewith, award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

          (e)    Termination.    Subject to the applicable provisions of the Award agreement and this Plan, upon a Participant's Termination for any reason during the Performance Period for a given Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

          (f)    Accelerated Vesting.    Based on service, performance and/or such other factors or criteria related to a Termination, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

        10.1    Other Awards.    The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

        Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

        The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective performance goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

        10.2    Terms and Conditions.    Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

          (a)    Dividends.    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion. Notwithstanding the foregoing, with respect to any Award for which vesting is based on the attainment of performance goals, the payment of dividends and/or dividend equivalents shall be deferred until, and conditioned upon, the expiration of the relevant performance period and conditioned upon the attainment of performance goals.

          (b)    Vesting.    Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, the minimum vesting period with respect to time-vested restricted stock units awarded pursuant this Article X shall be three years (with pro-rata vesting permitted over such three year period), except as otherwise determined by the Committee at the time of grant, subject to acceleration as determined by the Committee in its sole discretion.

          (c)    Price.    Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion, except to the extent required by law, such price may not be less than par value.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

        11.1    Benefits.    In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award agreement or, if no rights of the Participants are reduced, thereafter, a Participant's Award shall be treated as follows:

    (a)
    Subject to (d) below, all outstanding Stock Options and Non-Tandem Stock Appreciation Rights granted to a Participant prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide at the time of grant for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, Change in Control Price shall mean the average Fair Market Value of a share of Common Stock during the 20 trading days immediately prior to a Change in Control of the Company or, to the extent applicable, the price for a share of Common Stock received by stockholders in connection with a Change in Control of the Company.

    (b)
    Subject to (d) below, all Performance Awards granted to a Participant prior to the Change in Control shall vest, at a minimum, as if the relevant Performance Period had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time.

    (c)
    Subject to (d) below, the restrictions to which any Restricted Stock Awards granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

    (d)
    Notwithstanding the foregoing, unless the Committee provides otherwise in an Award agreement, or if no rights of the Participant are reduced, thereafter, no acceleration of vesting or lapsing of restrictions shall occur with respect to an Award if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Award shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof.

          11.2    Change in Control.    A "Change in Control" shall be deemed to have occurred if: (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d) and 14(d) thereof), excluding the Company, any "subsidiary," and employee benefit plan sponsored or maintained by the Company, or any subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least 30% of the total number of votes that may be cast for the election of directors of the Company; (b) there is a merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions or a liquidation of the Company (a "Transaction"), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or (c) during any period of two consecutive years beginning on or after the date hereof ("Board Measurement Period"), the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least 2/3 (the "Required Approval") of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened; solicitation of proxies or contests by or on behalf of a person other than a member of the Board. Notwithstanding anything herein to the contrary, with respect to any portion of any Award under this Plan that (i) constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code and (ii) was not vested as of December 31, 2004 or was granted thereafter: (x) a liquidation of the Company shall not constitute a Transaction, (y) the Board Measurement Period shall be reduced from any period of two consecutive years beginning on or after the date hereof to any period of twelve consecutive months beginning on or after the date hereof and (z) the Required Approval shall be reduced from at least 2/3 to at least a majority.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

        12.1    Termination or Amendment.    Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, to comply with applicable law or applicable accounting rules, to correct obvious drafting errors, or as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company's Common Stock entitled to vote in accordance with applicable law, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) increase the maximum individual limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under this Plan; (iv) extend the maximum option period under Section 6.2; (v) materially alter the performance goals as set forth in Exhibit A; (vi) reduce the exercise price of an Award, substitute a new Award at a lower price for a surrendered Award (other than adjustments or substitutions in accordance with Section 4.2 or in connection with a Change in Control in accordance with Section 6.2(j)) or cancel an Award for cash or another Award; or (vii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code. In no event may this Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as required by law, to comply with applicable law or applicable accounting rules, to correct obvious drafting errors, or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

        12.2    Non-Transferability of Awards.    No Award shall be Transferable by the Participant (except to a Family Member, trust or partnership for the benefit of the Participant or a Family Member, or for charitable purposes, as permitted by the Committee, in its sole discretion), other than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant's lifetime, only by the Participant Any attempt to Transfer any Award or benefit not otherwise permitted Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. A Stock Option that is Transferred pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution, except as may otherwise be permitted by the Committee and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of this Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

        13.1    Unfunded Status of Plan.    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

        14.1    Legend and Custody.    The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

        All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon shall have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        14.2    Other Plans.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        14.3    No Right to Employment/Directorship/Consultancy.    Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

        14.4    Withholding of Taxes.    The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        14.5    Listing and Other Conditions.

    (a)
    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

    (b)
    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

    (c)
    Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

    (d)
    A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

        14.6    Governing Law.    This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        14.7    Construction.    Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        14.8    Other Benefits.    No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its

Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        14.9    Costs.    The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

        14.10    No Right to Same Benefits.    The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        14.11    Death/Disability.    The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

        14.12    Section 16(b) of the Exchange Act.    All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

        14.13    Section 409A of the Code.    Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A or this Section 14.13. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code (a "409A Covered Award"):

    (a)
    A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant's employment unless such termination is also a "Separation from Service" within the meaning of Code Section 409A and, for purposes of any such provision of 409A Covered Award, references to a "termination," "termination of employment" or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant's Termination to be a "specified employee" within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant's Separation from Service, and (ii) the date of the Participant's death (the "Delay Period"). All payments delayed pursuant to this Section 14.13(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant's Separation from Service or, if earlier, on the date of the Participant's death.

    (b)
    Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

    (c)
    If under the 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

        14.14    Successor and Assigns.    The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

        14.15    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        14.16    Payments to Minors, Etc.    Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

        14.17    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after Termination, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial misstatements or irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award agreement that if within the time period specified in the Award agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

        14.18    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

        The Plan originally became effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware. The Board subsequently approved an amendment and restatement of the Plan which was effective as of June 10, 2008. The Board subsequently approved an amendment and restatement of the Plan in the form set forth herein subject to, and to be effective upon, the requisite approval of the stockholders of the Company at its 2010 annual stockholders' meeting to be held on June 2, 2010. If the Plan is not so approved by the stockholders, all provisions of the Plan, as amended and restated as of June 10, 2008 shall remain effective.

 ARTICLE XVI

TERM OF PLAN

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan, as amended and restated as of June 2, 2010 is adopted or the date of stockholder approval of such amended and restated Plan, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

        This Plan shall be known as "Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan."

Exhibit A

PERFORMANCE GOALS

        Performance goals established for purposes of the vesting of performance-based Restricted Stock Awards, Performance Awards and/or Other Stock-Based Awards shall be based on one or more of the following performance goals ("Performance Goals"): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or any subsidiary, division or other operational unit of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; (x) the growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends; or (xi) a transaction that results in the sale of stock or assets of the Company. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com.

You may access the proxy statement and the Corporation’s 2009 Annual Report at http://www.osg.com/proxy.

M23167-P95167

OVERSEAS SHIPHOLDING GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 2, 2010

The undersigned hereby appoints MORTEN ARNTZEN and SOLOMON N. MERKIN, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Wednesday, June 2, 2010 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.  If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN, AS PREVIOUSLY AMENDED AND RESTATED AS OF JUNE 10, 2008, AND THE RE-APPROVAL OF THE SECTION 162(M)  PERFORMANCE GOALS UNDER SUCH PLAN AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

OVERSEAS SHIPHOLDING GROUP, INC.

666 THIRD AVENUE - 5TH FLOOR

NEW YORK, NY 10017

ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2010.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M23166-P95167	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Morten Arntzen
	02)	Oudi Recanati
	03)	G. Allen Andreas III
	04)	Alan R. Batkin
	05)	Thomas B. Coleman
	06)	Charles A. Fribourg
	07)	Stanley Komaroff
	08)	Solomon N. Merkin
	09)	Joel I. Picket
	10)	Ariel Recanati
	11)	Thomas F. Robards
	12)	Jean-Paul Vettier
	13)	Michael J. Zimmerman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2010:		☐	☐	☐

3.

Approval of the amendment and restatement of the Overseas Shipholding Group, Inc. 2004  Stock Incentive Plan, as previously amended and restated as of June 10, 2008, and re-approval of the section 162(m) performance goals under such plan:

			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name (or names) appears above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report With Form 10-K Wrap are available at www.proxyvote.com.

You may access the proxy statement and the Corporation’s 2009 Annual Report at http://www.osg.com/proxy.

M23169-P95167

OVERSEAS SHIPHOLDING GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 2, 2010

The undersigned hereby appoints MORTEN ARNTZEN and SOLOMON N. MERKIN, and either of them, proxies, with full power of substitution,  to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the offices of Overseas Shipholding Group, Inc., 666 Third Avenue, Sixth Floor, New York, New York, on Wednesday, June 2, 2010 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned,  and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OVERSEAS SHIPHOLDING GROUP, INC. 2004 STOCK INCENTIVE PLAN, AS PREVIOUSLY AMENDED AND RESTATED AS OF JUNE 10, 2008, AND THE RE-APPROVAL OF THE SECTION 162(M) PERFORMANCE GOALS UNDER SUCH PLAN AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the OSG SHIP MANAGEMENT, INC. SAVINGS PLAN (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 PM EDT on May 28, 2010, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

OVERSEAS SHIPHOLDING GROUP, INC.

666 THIRD AVENUE - 5TH FLOOR

NEW YORK, NY 10017

ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M23168-P95167	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	Morten Arntzen
	02)	Oudi Recanati
	03)	G. Allen Andreas III
	04)	Alan R. Batkin
	05)	Thomas B. Coleman
	06)	Charles A. Fribourg
	07)	Stanley Komaroff
	08)	Solomon N. Merkin
	09)	Joel I. Picket
	10)	Ariel Recanati
	11)	Thomas F. Robards
	12)	Jean-Paul Vettier
	13)	Michael J. Zimmerman

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain
Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2010:		☐	☐	☐

3.

Approval of the amendment and restatement of the Overseas Shipholding Group,  Inc. 2004  Stock Incentive Plan, as previously amended and restated as of June 10, 2008, and re-approval of the section 162(m) performance goals under such plan:

			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name (or names) appears above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date